EXHIBIT 1
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                                                               [GRAPHIC OMITTED]
                                                                  [LOGO - NEXEN]


                                    NOTICE OF
                             2004 ANNUAL GENERAL AND
                         SPECIAL MEETING OF SHAREHOLDERS

                            MANAGEMENT PROXY CIRCULAR



                                 March 10, 2004


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                                TABLE OF CONTENTS


ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF NEXEN INC.
  Invitation to Shareholders.................................................  1
  Notice of Annual General and Special Meeting of Shareholders of Nexen Inc.. 2 GENERAL INFORMATION
  Date of Information........................................................  3
  Currency and Exchange Rate.................................................  3
  Common Shares Outstanding..................................................  3
  Owners of 10% or more of the Common Shares on March 10, 2004...............  3
  Mailing of Circular........................................................  3
  Ethics Policy..............................................................  3
  Dividend Reinvestment Plan.................................................  3
  Interest of Certain Persons and Companies in Matters to be Acted Upon......  4
  Shareholder Proposals......................................................  4
  Availability of Documents..................................................  4
VOTING QUESTIONS AND ANSWERS.................................................  5
BUSINESS OF THE MEETING
  Financial Statements.......................................................  7
  Election of Directors......................................................  7
  Appointment of Auditors....................................................  7
  Confirmation of By-Law No. 2 and Repeal of By-Law
    No. 1....................................................................  7
  Increase in Shares Reserved for Issue under the Stock
    Option Plan..............................................................  8
  Amendments to the Stock Option Plan, including Conversion
    to a Tandem Option Plan..................................................  9
  Shareholder Proposal -- Performance and Time-Based
    Restricted Shares........................................................ 10
  Shareholder Proposal -- Climate Change Risks and
    Liabilities Report....................................................... 11
  Other Business............................................................. 12
NOMINEES FOR ELECTION TO BOARD OF DIRECTORS.................................. 13
  Independence and Board Committees.......................................... 16
  Summary of Board and Committee Meetings Held............................... 17
  Record of Attendance....................................................... 17
  Loans to Directors......................................................... 17
  Share Ownership Guidelines for Directors................................... 17
  Director Compensation...................................................... 18
  Directors' Liability Insurance............................................. 18
COMMITTEES
  Audit and Conduct Review Committee Report.................................. 19
  Compensation and Human Resources Committee Report.......................... 21
  Corporate Governance and Nominating Committee Report....................... 23
  Finance Committee Report................................................... 24
  Reserves Review Committee Report........................................... 25
  Safety, Environment and Social Responsibility Committee
    Report................................................................... 26
EXECUTIVE OFFICERS
  Share Ownership Guidelines................................................. 27
  Share Ownership Table...................................................... 27
  Loans to Officers.......................................................... 27
  Summary Compensation Table for Executives.................................. 28
  Employee Savings Plan...................................................... 28
  Stock Options.............................................................. 28
  Option Grants During 2003.................................................. 29
  Option Exercises During 2003 and Financial Year-End Option
    Values................................................................... 29
  Benefit Plans.............................................................. 29
  Pension Plan Table......................................................... 30
  Change of Control Agreements............................................... 30
  Officers' Liability Insurance.............................................. 30
SHARE PERFORMANCE GRAPH...................................................... 31


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SCHEDULE "A"
  Corporate Governance Policy..............................................  A-1
SCHEDULE "B"
  Toronto Stock Exchange Proposed Corporate Governance
    Guidelines Compliance Table............................................  B-1
  New York Stock Exchange Corporate Governance Rules
    Compliance Table.......................................................  B-6
SCHEDULE "C"
  Categorical Standards for Director Independence..........................  C-1
SCHEDULE "D"
  Index to Schedule "D"....................................................  D-1
  Board Mandate............................................................  D-2
  Chair Mandate / Position Description.....................................  D-4
  Chief Executive Officer Mandate / Position Description...................  D-5
  Audit and Conduct Review Committee Mandate...............................  D-6
  Compensation and Human Resources Committee Mandate....................... D-10
  Corporate Governance and Nominating Committee Mandate.................... D-11
  Finance Committee Mandate................................................ D-12
  Reserves Review Committee Mandate........................................ D-14
  Safety, Environment and Social Responsibility Committee
    Mandate................................................................ D-16
SCHEDULE "E"
  Summary of Amendments in By-Law No. 2....................................  E-1
SCHEDULE "F"
  Summary of Amendments in Tandem Option Plan..............................  F-1
SCHEDULE "G"
  Shareholder Proposal -- Performance and Time-Based
    Restricted Shares......................................................  G-1
SCHEDULE "H"
  Shareholder Proposal -- Climate Change Risks and
    Liabilities Report.....................................................  H-1


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                                                                  [LOGO - NEXEN]

                           NEXEN INC. 801 - 7th Ave SW Calgary AB Canada T2P 3P7
                                  T 403 699.4000 F 403 699.5776 www.nexeninc.com



March 10, 2004


Dear Fellow Shareholder:

On behalf of the Board of Directors, Management and employees of Nexen Inc., I extend to you an invitation to attend the 2004 Annual General and Special Meeting of Shareholders to be held in the Crystal Ballroom, the Palliser Hotel, Calgary, Alberta, at 11:00 a.m., on May 4, 2004.

The items of business to be considered at this meeting are set out in the Notice of Meeting and Proxy Circular. In addition, following the completion of the formal agenda, our business and future plans will be reviewed. Your participation at shareholders' meetings is very important. If you are unable to attend the meeting in person, we encourage you to vote by completing and returning the enclosed Proxy.

Nexen is committed to best practices in corporate governance. In this Proxy Circular we report on a number of initiatives we have undertaken this year, and I hope you will take the time to review this information as it is important to you as a shareholder. Just a few of our 2003 initiatives were: adopting a new Corporate Governance Policy; creating a Corporate Governance section on our website; updating the mandates for all Committees; refreshing our Ethics Policy and External Communications Policy; adopting a Chief Executive Officer Mandate / Position Description; and, improving our by-laws. Also, beginning with financial statements for the fourth quarter of 2003, we began expensing stock options.

We were pleased to welcome Mr. Eric P. Newell to the Board on January 5, 2004, following his retirement from Syncrude Canada Ltd. Mr. Newell's strong oilsands background and diverse experience will be a definite asset.

I encourage you to read our Proxy Circular and I urge you to vote on the proposed measures either by returning the enclosed Proxy or by attending the meeting of shareholders on May 4, 2004 in Calgary.

We look forward to your support.



Yours truly,


/s/ Charles W. Fischer


Charles W. Fischer
President and Chief Executive Officer


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                                                                  [LOGO - NEXEN]


                                   NEXEN INC.

          NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

         The Annual General and Special Meeting of Shareholders of Nexen Inc. will be held in the Crystal Ballroom, the Palliser Hotel, Calgary, Alberta, Canada on Tuesday, May 4, 2004, at 11:00 a.m. (Calgary time). The purpose of the meeting is to consider and to take action on the following matters:

         1. Receive the audited consolidated financial statements for the year ended December 31, 2003, together with the auditors' report on those statements.

         2.       Elect directors to hold office for the ensuing year.

         3. Appoint Deloitte & Touche LLP as independent auditors for 2004, and authorize the Audit and Conduct Review Committee to fix their remuneration.

         4. Confirm, without amendment, the enactment of By-Law No. 2 and the repeal of By-Law No. 1.

         5. Approve the reservation of 2,750,000 additional common shares for issue under the Stock Option Plan.

         6. Approve amendments to the Stock Option Plan, including conversion to a Tandem Option Plan.

         7. Consider the Shareholder Proposal on Performance and Time-Based Restricted Shares.

         8. Consider the Shareholder Proposal on a Climate Change Risks and Liabilities Report.

         9. Transact any other business that may properly come before the meeting, or any adjournment of the meeting.

         March 17, 2004 has been set as the record date for determining the shareholders entitled to vote at the meeting. The only persons who will be entitled to vote at the meeting are common shareholders of record on March 17, 2004.

         Our Proxy Circular provides additional information on the matters to be dealt with at the meeting and forms part of this notice.

         Shareholders who cannot attend the meeting in person may vote by proxy. Instructions on how to complete and return the Proxy are set out in the Proxy Circular. To be valid, a Proxy must be received by CIBC Mellon Trust Company no later than 11:00 a.m. (Calgary time) on April 30, 2004 or, if the meeting is adjourned, at least 48 hours (excluding weekends and holidays) before the time set for the meeting to resume. The Chair of the meeting has the discretion to accept late proxies.

         Proxies should be sent to CIBC Mellon Trust Company at Suite 600, 333 - 7th Avenue S.W., Calgary, AB T2P 2Z1 or at Proxy Dept., 200 Queens Quay East, Unit 6, Toronto, ON M5A 4K9.


                                              By Order of the Board of Directors

                                                /s/ John B. McWilliams, Q.C.

Calgary, Alberta, Canada                                John B. McWilliams, Q.C.
March 10, 2004                                                         SECRETARY


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                            MANAGEMENT PROXY CIRCULAR
                                   (CIRCULAR)

                               GENERAL INFORMATION

    THIS CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE BOARD) AND MANAGEMENT OF NEXEN INC. (WE OR NEXEN) FOR USE AT THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS (AGM) TO BE HELD ON MAY 4, 2004, AND AT ANY AND ALL ADJOURNMENTS OF THAT MEETING (THE MEETING).

DATE OF INFORMATION

    Information contained in our Circular is given as of March 10, 2004 unless otherwise noted.

CURRENCY AND EXCHANGE RATE

    All monetary figures are stated in Canadian currency except as otherwise noted. On March 10, 2004 the reported closing spot price quoted in Toronto for $1.00 Canadian was $0.7536 U.S.

COMMON SHARES OUTSTANDING

    At the close of business on March 10, 2004 there were 128,111,415 common shares outstanding.

OWNERS OF 10% OR MORE OF THE COMMON SHARES ON MARCH 10, 2004

    Approximately 21,565,906 shares (approximately 16.8%) were owned by Jarislowsky Fraser Limited, 1010 Sherbrooke Street West, Suite 2005, Montreal, Quebec, H3A 2R7 and approximately 19,533,318 shares (approximately 15.3%) were owned by Ontario Teachers' Pension Plan Board, 5650 Yonge Street, Toronto, Ontario, M2M 4H5. To the knowledge of the directors and officers, no other person beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of Nexen's common shares.

MAILING OF CIRCULAR

    The mailing to Shareholders of this Circular, our 2003 Annual Report and the form of Proxy will commence on March 19, 2004. We will provide proxy materials to brokers, custodians, nominees and fiduciaries and request that the materials be forwarded promptly to the beneficial owners of our common shares.

ETHICS POLICY

    Under our Ethics Policy all directors, officers and employees must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of Nexen. An employee, regardless of his or her position, is not permitted to commit an unethical, dishonest or illegal act or to instruct other employees to do so. Our Ethics Policy has been adopted as a code of ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller. Any waivers of or changes to the Ethics Policy must be approved by the Board and appropriately disclosed.

    Our Ethics Policy is available on our internet website at www.nexeninc.com, under "Our Commitment", and it is our intention to provide disclosure regarding waivers of or changes to our Ethics Policy in this manner.

DIVIDEND REINVESTMENT PLAN

    We have a Dividend Reinvestment Plan which allows shareholders to elect to have cash dividends reinvested in common shares. A copy of the offering circular describing the plan (and for United States residents, a prospectus) and an election form are available from CIBC Mellon Trust Company (CMT) and may be requested by telephoning CMT at 1-800-387-0825 or via the internet at www.cibcmellon.com or by email to inquiries@cibcmellon.com.


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INTEREST OF CERTAIN PERSONS AND COMPANIES IN MATTERS TO BE ACTED UPON

    Except as noted below, Management is not aware of any material interest, direct or indirect, of any insider, any proposed nominee for election as director or any associate or affiliate of an insider or proposed nominee, in any transaction since January 1, 2003 or any proposed transaction that has materially affected or will materially affect Nexen or any of its subsidiaries.

    In July of 2003, Nexen approved the sale of its interest in certain properties in southeast Saskatchewan to NAL Oil & Gas Trust (NAL). One of our directors, Mr. Flanagan, is also a director of NAL. He declared that he had a conflict of interest and did not vote on the matter.

    Mr. Saville was a senior partner of Fraser Milner Casgrain LLP (FMC), Barristers and Solicitors, Calgary, Alberta until the end of January, 2004. Beginning on February 1, 2004 he is Counsel with the firm. FMC has rendered legal services to Nexen during each of the last five years. Mr. Saville neither solicits nor participates in the services rendered to Nexen. In addition, he is independent pursuant to the Categorical Standards for Director Independence (Categorical Standards).

SHAREHOLDER PROPOSALS

    Any proposal by an eligible shareholder intended to be presented at the 2005 AGM should be directed to the attention of the Secretary of Nexen. In order to be included in the proxy material for that meeting, the proposal must be received at our office at 801 - 7th Avenue SW, Calgary, Alberta, Canada,
T2P 3P7 by December 10, 2004.

AVAILABILITY OF DOCUMENTS

    We file an Annual Report on Form 10-K with the Securities and Exchange Commission in the United States. A copy of the report, including the audited comparative consolidated financial statements, will be sent free of charge to any shareholder on request. It can also be retrieved from the EDGAR system by accessing Nexen's public filings under "Filings and Forms" at www.sec.gov.

    We also file the Annual Report on Form 10-K as our Annual Information Form with the Canadian securities regulators. A copy of the form, including audited comparative consolidated financial statements and one copy of this Circular will be provided on request. This information can also be retrieved from the SEDAR system by accessing Nexen's public filings at www.sedar.com.

All documents required to be filed in Canada or the United States may also be accessed via our website at www.nexeninc.com.

All requests should be in writing and addressed to:

                                          Nexen Inc.
                                          801 - 7th Avenue SW
                                          Calgary Alberta Canada
                                          T2P 3P7
                              Attention:  John B. McWilliams, Q.C.
                                          Senior Vice President, General Counsel
                                          and Secretary

                       or sent by email to:  john_mcwilliams@nexeninc.com


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                          VOTING QUESTIONS AND ANSWERS

AM I ENTITLED TO VOTE?

    You are entitled to vote if you were a holder of common shares of Nexen as of the close of business on March 17, 2004, the record date of the meeting. Each common share is entitled to one vote.

WHAT WILL I BE VOTING ON?

    o election of directors

    o appointment of auditors

    o confirmation of By-Law No. 2 and repeal of By-Law No. 1

    o reservation of 2,750,000 additional common shares for issue under the Stock Option Plan

    o amendments to the Stock Option Plan, including conversion to a Tandem Option Plan

    o shareholder proposal on Performance and Time-Based Restricted Shares

    o shareholder proposal on a Climate Change Risks and Liabilities Report

HOW WILL THESE MATTERS BE DECIDED?

    A simple majority of the votes cast (50%, plus one vote), in person or by proxy, is required to approve each of the matters set out above.

HOW CAN I VOTE?

    There are two ways you can vote your shares if you are a registered shareholder:

    o you may vote in person at the meeting; or

    o you may sign the enclosed Proxy appointing the named persons or some other person you choose (who does not need to be a shareholder) to represent you as proxyholder and vote your shares at the meeting.

    IF YOUR SHARES ARE HELD IN THE NAME OF A NOMINEE (A TRUST COMPANY, SECURITIES BROKER OR OTHER FINANCIAL INSTITUTION), PLEASE SEE THE BOX ON PAGE 6 FOR VOTING INSTRUCTIONS.

WHAT IF I PLAN TO ATTEND THE MEETING AND VOTE IN PERSON?

    If you are a registered shareholder and plan to attend the Meeting and wish to vote your shares in person at the Meeting, do not complete or return the Proxy. Your vote will be taken and counted at the meeting. Please register with the transfer agent, CIBC Mellon Trust Company (CMT), when you arrive at the meeting. If your shares are held in the name of a nominee, please see the box on page 6 for voting instructions.

WHO IS SOLICITING MY PROXY?

    Nexen's Board and Management request that you sign and return the Proxy to ensure your votes are exercised at the Meeting. The solicitation of proxies will be primarily by mail. However, our officers, other regular employees and agents may solicit proxies by telephone, email, facsimile, mail or personal interviews. We may also use the services of outside firms to solicit proxies. The cost of proxy solicitation will be paid by Nexen.

HOW CAN I VOTE BY PROXY?

    Whether or not you attend the Meeting, you can appoint someone else to attend the Meeting and vote for you as your proxyholder. You can use the enclosed Proxy or any other proper form of proxy to appoint your proxyholder. The persons named in the enclosed Proxy are directors of Nexen. However, you can chose another person to be your proxyholder by printing your appointee's name in the space provided on the enclosed Proxy, completing the rest of the Proxy, signing and returning it in the envelope provided. Your votes can only be counted if your appointee attends the Meeting and votes on your behalf. If you have voted by proxy, you are not entitled to cast your vote again in person at the Meeting.

HOW WILL MY PROXY BE VOTED?

    You can indicate on your Proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you specify on your Proxy how you want your shares to be voted on a particular issue, then your proxyholder must vote your shares that way. If you do not specify on your Proxy how you want your shares to be voted on a particular issue, then your proxyholder can vote your shares as he or she sees fit.


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    IF YOU APPOINT THE PERSONS DESIGNATED IN THE ENCLOSED PROXY AND DO NOT
SPECIFY HOW YOU WANT YOUR SHARES TO BE VOTED, YOUR SHARES WILL BE VOTED AS
FOLLOWS:



    -- ELECTION OF MANAGEMENT NOMINEES AS DIRECTORS..............  FOR
    -- APPOINTMENT OF AUDITORS...................................  FOR
    -- CONFIRMATION OF BY-LAW NO. 2 AND REPEAL OF BY-LAW
       NO. 1.....................................................  FOR
    -- RESERVATION OF 2,750,000 ADDITIONAL COMMON SHARES FOR
       ISSUE UNDER THE STOCK OPTION PLAN.........................  FOR
    -- AMENDMENTS TO THE STOCK OPTION PLAN, INCLUDING CONVERSION
       TO A TANDEM OPTION PLAN...................................  FOR
    -- SHAREHOLDER PROPOSAL -- PERFORMANCE AND TIME-BASED
       RESTRICTED SHARES.........................................  AGAINST
    -- SHAREHOLDER PROPOSAL -- CLIMATE CHANGE RISKS AND
       LIABILITIES REPORT........................................  AGAINST


WHAT IF THERE ARE AMENDMENTS OR IF OTHER MATTERS ARE BROUGHT BEFORE THE MEETING?

    The enclosed Proxy gives the persons named in it authority to use their discretion in voting on amendments or variations to matters identified in the Notice and on other matters that may properly come before the meeting.

    Management does not intend to present any other business at the meeting. We are not aware of any amendments to the proposed matters or of any other matters which may be presented for action at the Meeting. If other matters requiring the vote of shareholders properly come before the Meeting, the persons named in the enclosed Proxy will vote on them in accordance with their best judgment.

WHAT DO I DO WITH MY COMPLETED PROXY?

    Return it to CMT in the envelope provided, or by fax to (416) 368-2502, so that it arrives by 11:00 a.m. (Calgary time) on April 30, 2004 or, if the meeting is adjourned, at least 48 hours (excluding weekends and holidays) before the time set for the meeting to resume. This will ensure that your vote is recorded.

WHAT IF I CHANGE MY MIND AND WANT TO REVOKE MY PROXY?

    You may revoke your proxy at any time before it is acted upon. You can do this by stating clearly, in writing, that you want to revoke your proxy and delivering the written statement to our head office at any time up to and including the last business day before the Meeting, or to the Chair of the Meeting on the day of the Meeting.

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IF MY SHARES ARE NOT HELD IN MY NAME, BUT ARE HELD IN THE NAME OF A NOMINEE (A
BANK, TRUST COMPANY, SECURITIES BROKER, TRUSTEE OR OTHER), HOW DO I VOTE MY SHARES?

    YOU ARE A NON-REGISTERED SHAREHOLDER AND UNLESS YOU HAVE PREVIOUSLY INFORMED YOUR NOMINEE THAT YOU DO NOT WISH TO RECEIVE MATERIAL RELATING TO SHAREHOLDERS' MEETINGS, YOU WILL HAVE RECEIVED A REQUEST FOR VOTING INSTRUCTIONS OR A PROXY FOR THE NUMBER OF SHARES YOU HOLD FROM YOUR NOMINEE. FOR YOUR SHARES TO BE VOTED, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR NOMINEE.

    SINCE WE DO NOT HAVE ACCESS TO THE NAMES OF OUR NON-REGISTERED SHAREHOLDERS, IF YOU ATTEND THE MEETING, WE WILL HAVE NO RECORD OF YOUR SHAREHOLDINGS OR OF YOUR ENTITLEMENT TO VOTE, UNLESS YOUR NOMINEE HAS APPOINTED YOU AS A PROXYHOLDER. THEREFORE, IF YOU WISH TO VOTE IN PERSON AT THE MEETING, PLEASE INSERT YOUR OWN NAME IN THE SPACE PROVIDED ON THE REQUEST FOR VOTING INSTRUCTIONS OR THE FORM OF PROXY SENT TO YOU BY YOUR NOMINEE. BY DOING SO, YOU ARE INSTRUCTING YOUR NOMINEE TO APPOINT YOU AS PROXYHOLDER. THEN FOLLOW THE SIGNING AND RETURN INSTRUCTIONS PROVIDED BY YOUR NOMINEE. DO NOT COMPLETE THE VOTING INSTRUCTIONS ON THE FORM, AS YOU WILL BE VOTING AT THE MEETING. PLEASE REGISTER WITH CMT UPON ARRIVAL AT THE MEETING.
--------------------------------------------------------------------------------

WHO COUNTS THE VOTES?

    Proxies are counted by CMT.

IS MY VOTE CONFIDENTIAL?

    CMT preserves the confidentiality of individual shareholder votes, except where the shareholder clearly intends to communicate his or her position to Management and as necessary to comply with legal requirements.

HOW MANY SHAREHOLDERS ARE REQUIRED TO HAVE A QUORUM AT THE MEETING?

    Nexen's by-laws provide that the quorum for the transaction of business at a meeting of shareholders will be two persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder for a shareholder, and together holding or representing by proxy at least 25% of the outstanding shares entitled to vote at the Meeting.

WHO CAN I CALL IF I HAVE A QUESTION ON VOTING AT THE MEETING?

    Please contact CMT at:

    o  CANADA:          1-800-783-9495
    o  UNITED STATES:   1-800-783-9768


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                            BUSINESS OF THE MEETING

                              FINANCIAL STATEMENTS

    The Consolidated Financial Statements for the year ended December 31, 2003 are in the 2003 Annual Report which is being mailed to shareholders with this Circular.

                             ELECTION OF DIRECTORS

    According to our Articles, Nexen must have between three and 15 directors. On January 5, 2004 the directors determined that there will be 11 directors, until changed. Our by-laws provide that directors will be elected at the annual general meeting of shareholders each year and will hold office until their successors are elected.

    The 11 nominees proposed for election as directors are:

Charles W. Fischer         Kevin J. Jenkins             Richard M. Thomson, O.C.
Dennis G. Flanagan         Eric P. Newell, O.C.         John M. Willson
David A. Hentschel         Thomas C. O'Neill            Victor J. Zaleschuk
S. Barry Jackson           Francis M. Saville, Q.C.

    In the opinion of the Board and in the opinion of Management, the nominees are well qualified to act as directors for the following year. Each one has confirmed his eligibility and willingness to serve as a director if elected.

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE FOR THESE APPOINTMENTS. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THE ELECTION OF THESE NOMINEES UNLESS THE SHAREHOLDER SPECIFIES THAT AUTHORITY TO DO SO IS WITHHELD.

    We do not know of any reason why a nominee would be unavailable for election. However, if a nominee is not available to serve at the time of the Meeting, and unless otherwise specified, the persons named in the enclosed Proxy will vote for a substitute nominee or nominees selected by the Board.

                            APPOINTMENT OF AUDITORS

    The Audit and Conduct Review Committee recommends appointment of Deloitte & Touche LLP as auditors for 2004. During the five financial years ended
December 31, 2003, Deloitte & Touche LLP and Arthur Andersen LLP have served as Nexen's auditors. Arthur Anderson LLP or its predecessor served as Nexen's auditors since 1972. On June 3, 2002, the Canadian firm of Deloitte &
Touche LLP completed a transaction with the Canadian firm of Arthur
Andersen LLP to integrate the partners and staff of Arthur Andersen LLP (Canada) into Deloitte & Touche LLP (Canada). On July 11, 2002, our Board accepted the resignation of Arthur Andersen LLP (Canada) and appointed Deloitte & Touche LLP (Canada) as auditors.

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE FOR THIS APPOINTMENT. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THIS APPOINTMENT UNLESS THE SHAREHOLDER SPECIFIES THAT AUTHORITY TO DO SO IS WITHHELD.

    Representatives of the auditors are expected to be present at the Meeting. These representatives will be given the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

            CONFIRMATION OF BY-LAW NO. 2 AND REPEAL OF BY-LAW NO. 1

    On December 9, 2003 the Board enacted By-Law No. 2 and repealed By-Law No. 1. as a continuous governance improvement initiative. By-Law No. 2 will cease to be effective unless it is confirmed by resolution passed by a simple majority of the votes cast by shareholders at the Meeting on the resolution.

WHAT IMPROVEMENTS ARE INCLUDED IN BY-LAW NO. 2?

    o provisions for an independent board member to chair all meetings of directors and shareholders in the absence of the chair of the board (sections 4.16, 6.03, 6.04, 6.05 and 10.10)

    o clarification in section 2.04 that, for internal corporate control purposes, where the directors have appointed specific person(s) to sign certain items (for example, financial statements or securities registrations), those person(s) must sign those documents

    o removal of references to fidelity bonds for officers of the Corporation, as these provisions have not been used in the past (sections 6.07 and 6.14)

    o a rewrite of the by-law in plain English for the ease of reference of shareholders


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    o a number of minor amendments to provide greater clarity and ensure the by-law is flexible enough to respond to evolving corporate practices

    All of the amendments are summarized in Schedule "E" attached.

WHERE CAN I GET A COPY OF BY-LAW NO. 2?

    A copy of By-Law No. 2 is available on request to our Corporate Secretary and is posted on our website at www.nexeninc.com.

WHAT IS THE PROPOSED SHAREHOLDER RESOLUTION?

    "RESOLVED as an ordinary resolution:

    1. THAT By-Law No. 2 of the Corporation, being a by-law relating generally to the transaction of business and affairs of the Corporation, enacted by the Board of Directors on December 9, 2003, is hereby confirmed without amendment; and

    2.  THAT the repeal of By-Law No. 1 is hereby confirmed."

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE FOR CONFIRMATION OF BY-LAW NO. 2 AND REPEAL OF BY-LAW NO. 1. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THIS MATTER UNLESS OTHERWISE INSTRUCTED.

       INCREASE IN SHARES RESERVED FOR ISSUE UNDER THE STOCK OPTION PLAN

    On February 12, 2004 the Board approved the reservation of 2,750,000 additional common shares for issue pursuant to stock options to be granted to officers and employees of Nexen or its subsidiaries under the Stock Option Plan. The Stock Option Plan was approved by shareholders and adopted as of February 27, 1998, and amended December 15, 1998, September 15, 1999, April 17, 2000, May 2, 2001, October 18, 2001 and May 6, 2003. This reservation, which is proposed to be effective as of July 1, 2004, must be approved by a majority of votes cast by shareholders at the Meeting.

WHY DOES NEXEN GRANT OPTIONS?

    Management believes that the granting of options to employees is an important part of its compensation program, not only to retain the services of existing employees, but also to attract qualified personnel in an increasingly competitive employment market. Options align the interests of employees with shareholders' interests and allow officers and employees to increase their financial interest in Nexen. For these reasons, management broadened the number of employees who qualify to be granted options. Subsequently, Nexen implemented Stock Appreciation Rights (StARs), which we now grant to a significant number of employees in lieu of stock options.

HOW MANY OPTIONS AND STARS HAS NEXEN GRANTED IN THE LAST THREE YEARS?

                                          ISSUED TO                              PERCENTAGE OF     TOTAL NUMBER OF
                                         NON-OFFICER   ISSUED TO   ISSUED TO   EMPLOYEES GRANTED    OPTIONS/STARS
YEAR                                      DIRECTORS    OFFICERS    EMPLOYEES     OPTIONS/STARS         GRANTED
----                                     -----------   ---------   ---------   -----------------   ---------------
OPTIONS
2003...................................        000      420,000    1,456,500          11%             1,876,500
2002...................................     57,800      408,000    1,322,400          11%             1,788,200
2001...................................     61,800      371,000    1,211,800          11%             1,644,600

STARS
2003...................................          0            0     960,350           28%               960,350
2002...................................          0            0     908,400           29%               908,400
2001...................................          0            0     914,800           33%               914,800


DO NON-EXECUTIVE DIRECTORS OF NEXEN RECEIVE STOCK OPTIONS?

    In 2003, the Board adopted a policy that non-executive directors are no longer granted stock options, but alternate methods of performance-based compensation would be employed instead.

HOW MANY OPTIONS AND SHARES RESERVED FOR ISSUE UNDER OPTION PLANS DOES NEXEN
HAVE?

    The total options granted and shares reserved for issue under Nexen's stock-based compensation programs will not exceed 10% of our total outstanding shares. On March 10, 2004 the number of common shares currently the subject of options was 6,875,682 and common shares reserved for future options totalled 558,372. Accordingly, the total number of common shares the subject of options and reserved for future options as of March 10, 2004 was 7,434,054.

HOW LONG WILL THIS ADDITIONAL RESERVATION OF SHARES LAST?

    The conversion of our Stock Option Plan to a Tandem Option Plan, which provides for more transparency in reporting, is also being brought forward at this Meeting for approval. Please see below for more information on this. If the conversion to the Tandem Option Plan is not approved, we anticipate that the reservation of an additional 2,750,000 common shares for option grants will permit Nexen to continue its present option grant program through 2004. If the Tandem Option Plan is approved, this additional reservation will also be converted to tandem options and we anticipate that the reservation will permit us to continue our present option grant program indefinitely. Assuming shareholder approval of the reservation of 2,750,000 additional common shares under the Stock Option Plan, as at March 10, 2004 the number of shares already subject to options and reserved for future options would, in total, represent approximately 7.9% of our issued and outstanding common shares.

WHAT IS THE RESOLUTION THAT IS PROPOSED TO BE PASSED BY THE SHAREHOLDERS?

    "RESOLVED as an ordinary resolution that the number of common shares of the Corporation reserved for issue under the Stock Option Plan be increased by an additional 2,750,000 common shares effective July 1, 2004."

WHAT DO MANAGEMENT AND THE BOARD RECOMMEND SHAREHOLDERS DO?

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE FOR INCREASING THE NUMBER OF COMMON SHARES RESERVED FOR ISSUE UNDER THE STOCK OPTION PLAN. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THIS MOTION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                      AMENDMENTS TO THE STOCK OPTION PLAN,
                  INCLUDING CONVERSION TO A TANDEM OPTION PLAN

    On February 12, 2004, the Board approved amendments to the Stock Option Plan, including conversion to a Tandem Option Plan, to be effective as of July 1, 2004. Under the rules of the Toronto Stock Exchange (TSX), shareholders must approve these amendments by a majority of votes cast by shareholders at the Meeting.

WHAT AMENDMENTS, OTHER THAN THE CONVERSION TO A TANDEM OPTION PLAN, ARE
  PROPOSED?

    o consistent with the policy announced in 2003, the removal of non-executive directors as persons eligible to receive options

    o restrictions on repricing granted options

    o eliminating the ability to grant financial assistance to optionholders to purchase shares on the exercise of options and including a prohibition on financial assistance

    o reducing the maximum extensions for option exercise and surrender periods

    These amendments are summarized in Schedule "F" attached.

WHY DOES NEXEN WANT TO CONVERT THE STOCK OPTION PLAN TO A TANDEM OPTION PLAN?

    We recognize the need to strike the proper balance between having a long-term compensation program for employees to align their interests with those of shareholders and addressing shareholder concerns about dilution caused by the continual granting and exercising of options under a stock option program. To advance both goals, we propose to convert our Stock Option Plan to a Tandem Option Plan that allows optionholders to receive a cash payment instead of purchasing common shares when they exercise options, if they choose to do so.

HOW WILL THE CASH PAYMENT FEATURE OF THE TANDEM OPTION PLAN WORK?

    Optionholders, at their election, will be entitled to surrender vested, unexercised options and receive a cash payment equal to the excess of the current market price of a share over the exercise price of the option (the price at which it was granted). When options are surrendered in this manner, they terminate with respect to the right to receive common shares.

WHAT ARE THE ADVANTAGES OF THE TANDEM OPTION PLAN FOR SHAREHOLDERS?

    Under the converted plan, common shares that underlie options surrendered for a cash payment become available for future option grants. Since we expect that most optionholders will elect to surrender options and receive cash, this will reduce the need for further increases in the number of common shares reserved for option grants.

    The cash payment feature also increases the transparency to the shareholders of the cost of employee compensation and provides a tax advantage to Nexen, since cash payments made for options surrendered will be deductible by Nexen as an employment expense for income tax purposes.

ARE THERE ADVANTAGES FOR NEXEN'S EMPLOYEES UNDER THE TANDEM OPTION PLAN?

    The cash payment right allows us to provide the same benefits to optionholder employees without increasing the outstanding common shares, to the extent that this feature is used. We anticipate that most optionholder employees will elect to take a cash payment when exercising, as it is simpler and avoids broker fees on a sale of the shares. The tax liability for optionholders will be essentially the same. The cash payment choice will apply to all options, including those granted prior to conversion to a Tandem Option Plan.

WHERE CAN I GET A COPY OF THE TANDEM OPTION PLAN?

    A copy of the proposed Tandem Option Plan is available on request from our Corporate Secretary and has been posted on our website at www.nexeninc.com.

WHAT IS THE RESOLUTION BEFORE THE SHAREHOLDERS?

    "RESOLVED as an ordinary resolution:

    1. THAT the amendments to the Corporation's Stock Option Plan, including the conversion to a Tandem Option Plan, are hereby approved; and

    2. THAT any director or officer of the Corporation is authorized to take such actions as may be necessary or advisable to implement this resolution."

WHAT IS THE RECOMMENDATION OF MANAGEMENT AND THE BOARD ON THIS MATTER?

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE FOR THE CONVERSION OF THE STOCK OPTION PLAN TO A TANDEM OPTION PLAN. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THIS MATTER UNLESS OTHERWISE INSTRUCTED.

      SHAREHOLDER PROPOSAL -- PERFORMANCE AND TIME-BASED RESTRICTED SHARES

    Under the CANADA BUSINESS CORPORATIONS ACT, eligible shareholders of Nexen requested that the proposal set out in Schedule "G" be included in this Circular. The proposal is that a resolution be passed by shareholders requesting that the Compensation and Human Resources Committee use a performance and time-based restricted share program in lieu of stock options in developing future senior executive equity compensation plans. It is suggested that the program include four features: operational performance measures; time-based vesting; dividend limitation; and, share retention.

WHAT ARE NEXEN'S CURRENT COMPENSATION PRACTICES?

    Nexen is strongly committed to being an employer of choice and to maximizing long-term corporate value. The Board believes that employees should have a stake in Nexen's future and that their interests should be aligned with the interest of our shareholders. Accordingly, the Board has implemented a Stock Option Plan and a StARs Plan. Under the current Stock Option Plan, Nexen may grant stock options to Nexen officers and employees and Nexen receives no consideration when they are granted. The StARs Plan, introduced in 2001, provides similar benefits for employees at or below mid-level department managers. Each year the Compensation and Human Resources Committee selects those officers and employees whose decisions and actions can most directly impact business results to participate in the Stock Option Plan and the StARs Plan. In 2003 we adopted a policy that non-executive directors are granted deferred share units rather than stock options.

    We have been disclosing the nature and extent of our stock option and StARs programs for years and continually refine our programs to remain competitive in terms of shareholder value and to attract and retain valuable employees.

WHAT ABOUT SHAREHOLDER DILUTION?

    At this Meeting, we are also proposing conversion of our Stock Option Plan to a Tandem Option Plan (see page 9) which will reduce or eliminate future reservations of shares for option grants and further shareholder dilution. This change will also make the cost of options fully transparent in our financial statements.

HAS NEXEN CONSIDERED USING RESTRICTED SHARE PROGRAMS?

    When creating the proposed Tandem Option program, the Compensation and Human Resources Committee and the Board considered programs similar to the one suggested in the Shareholder Proposal, but determined that they did not align Nexen's interests with shareholder interests as well as tandem options do.

WHY DOES NEXEN THINK THE TANDEM OPTION PLAN IS BETTER FOR SHAREHOLDERS?

    The Tandem Option Plan is more transparent to shareholders with respect to the cost of employee compensation than a restricted share program and, under virtually any performance measurement criteria, restricted share programs could provide full value for all or part of the shares allocated, depending on vesting rules, even if there has been poor share performance. Also, if performance criteria are excessively rigid, restricted shares provide little in the way of motivation. With option programs, holders receive no value if the shares have not appreciated, making alignment with other shareholders very clear. Tandem options also provide a tax advantage to Nexen, since cash payments made for options surrendered are deductible as an employment expense for income tax purposes.

WHAT ARE NEXEN'S CONCERNS WITH THE FEATURES OF THE PLAN SET OUT IN THE
  SHAREHOLDER PROPOSAL?

    o Our compensation program already addresses operational performance when determining bonuses. While performance is assessed when awarding options, they are primarily a tool to attract and retain key employees, including senior executives. There are also problems in quantifying expected future performance under restricted share programs.

    o While longer vesting periods could assist in the alignment of senior executives' interests with long-term shareholder interests, senior executives would be expected to defer compensation to the same extent as non-executive directors, which defeats the purpose of our option program (to attract and retain valued employees).

    o Our proposed Tandem Option Plan already provides that optionholders do not enjoy dividend or proxy voting rights until an option is vested, exercised and held. The Shareholder Proposal does not offer any advantage in this regard.

    o The Shareholder Proposal's share retention feature suggests that senior executives be expected to defer compensation just like non-executive directors. By deferring realization of revenue, and not providing any offset to meet tax obligations, this feature may encourage key employees to terminate to access funds. This, again, defeats the purpose of the program and Nexen already has share ownership guidelines for executive officers (see page 27) to align them with shareholder interests.

WHAT IS THE RECOMMENDATION TO SHAREHOLDERS OF THE BOARD AND MANAGEMENT?

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE AGAINST THIS MATTER UNLESS THE SHAREHOLDER INSTRUCTS OTHERWISE.

      SHAREHOLDER PROPOSAL -- CLIMATE CHANGE RISKS AND LIABILITIES REPORT

    Under the CANADA BUSINESS CORPORATIONS ACT, eligible shareholders of Nexen requested that the proposal set out in Schedule "H" be included in this Circular. The proposal is that a resolution be passed by shareholders requesting that Nexen issue a report to shareholders by October 2004, verified by independent third party auditors, on the adequacy and effectiveness of strategies and initiatives undertaken by Nexen to address risks and liabilities arising from climate change.

WHAT IS NEXEN'S CURRENT COMMITMENT TO STAKEHOLDERS ON CLIMATE CHANGE?

    We are strongly committed to best practices in disclosure, especially regarding risks and liabilities to which we may be subject. Our strategies and initiatives to address risks and liabilities arising from climate change are not only adequate and effective, but have been well disclosed.

WHAT HAS THE CANADIAN GOVERNMENT SAID ABOUT CLIMATE CHANGE?

    It addressed the uncertainty around ratification and implementation of the Kyoto Protocol by providing the oil and gas sector with limits on cost ($15 per tonne) and volume (55 megatonnes, collectively, for large industrial emitters), as well as its position on long-term, high capital cost projects. The government has not yet enacted national legislation detailing the obligations of Canadian industry for emission reduction and management, and it is not clear when this legislation will be enacted.

HOW DOES NEXEN ASSESS THE IMPACT OF CLIMATE CHANGE ON ITS BUSINESS INTERESTS?

    We have a senior management committee (the Climate Change Steering Group) that considers national and international developments, hears from leading experts in science, business and risk issues, and considers investment opportunities. We work closely with all levels of government to assess the impact of regulatory options and provide information on our business to assist them in policy deliberations. We maintain a wide range of business contacts to ensure that a full slate of options are available to us for meeting obligations that may be imposed by future legislation.

WHAT HAS NEXEN DONE TO REDUCE ITS EMISSIONS?

    We are a Gold Level reporter in Canada's Voluntary Challenge and Registry. Our 2002 VCR report filed in 2003 notes that we have voluntarily reduced our direct greenhouse gas (GHG) emissions by almost 2 million tons of CO(2) since we started reporting in 1996. This was largely due to capture of previously vented methane which we started in 1995. We have made progress toward reduction of our energy inputs per unit of production. In 2003, we initiated another gas gathering project in heavy oil. We are still assessing our 2003 performance which will be available for reporting later this year.

WHAT HAS NEXEN DONE TO OFFSET ITS EMISSIONS?

    We work closely with the Canadian Clean Development Mechanism/Joint Implementation Office of the Department of Foreign Affairs and International Trade to ensure that Canadian companies get access to low cost/ high quality carbon offset investments. We review carbon-offset opportunities in our core countries to take advantage of synergies between our oil and gas activities and those investments. We have entered into discussions with the management of several GHG investment pools and continue to evaluate the opportunities associated with biological and geological sequestration of CO(2) and the capture of methane from landfills.

WHAT ARE NEXEN'S ESTIMATES OF FUTURE EMISSIONS?

    In light of our commitment to full disclosure, our 2002 VCR report indicated future emissions of 10 million tonnes in 2012 from an aggressive growth scenario including staged development of several bitumen properties and processing third party bitumen at Long Lake. Based on our current operations and our working interest in approved projects, Nexen's Canadian emissions will be between 4.0 to
4.5 million tonnes by 2012, which is consistent with our operating licenses.

WHAT IS THE IMPACT ON NEXEN'S OPERATIONS ACCORDING TO OBJECTIVE THIRD PARTIES?

    We continuously review the feasibility of our operations with respect to current social, political and economic factors, including requirements with respect to GHG. The Board considered climate change issues when sanctioning the Long Lake oil sands project in northern Alberta. It determined that the project would still be economic, even under the most pessimistic views of climate change risks and liabilities. For instance, on October 16, 2002, Moody's reported the estimated cost to oil sands development was from $0.05 to $0.30 per barrel. Incremental Kyoto related costs were expected to be relatively small. Accordingly, ratings of oil and gas companies with oil sands developments should not be affected by the ratification because of the limited emission reduction responsibility. In a December 17, 2002 report, Lehman Brothers estimated the cost to the Long Lake project of meeting GHG emission limits would be $0.34 per barrel, which is virtually identical to Nexen's estimates compiled in the same time period.

WHAT IS NEXEN'S CONTINUED COMMITMENT TO ITS STAKEHOLDERS ON CLIMATE CHANGE?

    We will keep our stakeholders apprised of how these issues affect us, when reasonably determinable. Since emission levels applicable to our business operations have not been determined and there are no reliable estimates of the costs of achieving those levels, premature disclosure would be speculative and financial estimates would be based on arbitrary assumptions of emission levels; however, Canadian government assurances of cost and volume limits suggest that incremental risks and liabilities attributable to addressing climate change policies are manageable. Finally, indirect potential risks and liabilities attributable to GHG are too remote and are not quantifiable at this time.

WHAT DO THE BOARD AND MANAGEMENT OF NEXEN RECOMMEND TO SHAREHOLDERS ON THIS MATTER?

    MANAGEMENT AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE AGAINST THIS MATTER UNLESS THE SHAREHOLDER INSTRUCTS OTHERWISE.

                                 OTHER BUSINESS

    Management does not intend to present any other business at the meeting. We are not aware of any amendments to the proposed matters or of any other matters which may be presented for action at the Meeting. If amendments to the proposed matters or other matters requiring the vote of shareholders properly come before the Meeting, the persons named in the enclosed Proxy will vote on them in accordance with their best judgment.

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

    All of our current directors were elected at the last annual general meeting except for Mr. Newell, who was appointed by the Board on January 5, 2004. The following directors are management nominees for election to the Board.

--------------------------------------------------------------------------------------------------------------------------
                    CHARLES W. FISCHER                         Charlie Fischer, 53, is President and Chief Executive
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           Officer (CEO) of Nexen. Formerly, he was Executive Vice
                    Director since June 1, 2000                President and Chief Operating Officer (COO). He joined
                    Common Shareholdings:           28,537     Nexen in 1994 following service with Dome Petroleum,
                    Exercisable Stock Options:     415,150     Hudson's Bay Oil & Gas Ltd., Bow Valley Industries Ltd.
                    Total Stock Options:           629,800     and Encor Energy Ltd.
                                                               Mr. Fischer graduated from the University of Calgary with a
                                                               Bachelor of Science Degree in Chemical Engineering in 1971
                                                               and a Masters Degree in Business Administration, Finance in
                                                               1982.
                                                               Charlie does not currently serve on any other public
                                                               company board. He is a director of Syncrude Canada Ltd.,
                                                               Co-Chair of Alberta Climate Change Central and is a member of the Alberta Economic Development Authority.

--------------------------------------------------------------------------------------------------------------------------

                    DENNIS G. FLANAGAN                         Dennis Flanagan, 64, is a retired oil executive. He worked
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           in the oil and gas industry for more than 40 years with
                    Director since May 17, 2000                Ranger Oil Ltd. (Ranger) and ELAN Energy Inc. (ELAN), most
                    Common Shareholdings:            3,001     recently as Executive Chairman of ELAN until it was bought
                    Exercisable Stock Options:      18,225     by Ranger in 1997.
                    Total Stock Options:            27,000     Mr. Flanagan completed the Registered Industrial and Cost
                    Deferred Stock Units:            2,104     Accountant program, the predecessor to the Certified
                                                               Management Accountant program, in 1967.
                                                               Dennis is a director of NAL Oil & Gas Trust (NAL). He is
                                                               also founding Chairman of STARS (Shock Trauma Air Rescue)
                                                               Foundation.

--------------------------------------------------------------------------------------------------------------------------

                    DAVID A. HENTSCHEL                         Dave Hentschel, 69, is the retired Chairman and CEO of
[GRAPHIC OMITTED]   TULSA, OKLAHOMA                            Occidental Oil and Gas Corporation. He was also President
                    Director from May 9, 1985 to               and CEO of Nexen from January 1, 1996 until June 1, 1997.
                    October 7, 1985 and since                  Mr. Hentschel received a Bachelor of Science in Petroleum
                    December 2, 1985                           Engineering from Louisiana State University and a Bachelor
                    Common Shareholdings:            5,624     of Science equivalent in Meteorology from Oklahoma State
                    Exercisable Stock Options:      28,225     University.
                    Total Stock Options:            37,000     Dave is a director of Cimarex Energy Co. He is also a
                    Deferred Stock Units:            2,104     member of the board for the Luis Palau Evangelistic
                                                               Association.


--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                    S. BARRY JACKSON                           Barry Jackson, 51, was formerly President, CEO and a
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           director of Crestar Energy Inc. (Crestar). He has worked in
                    Director since September 1,                the oil and gas industry since 1974 and held senior
                    2001 Common Shareholdings:       6,000     executive positions with Northstar Energy Corporation and
                    Exercisable Stock Options:       6,225     Crestar.
                    Total Stock Options:            12,000     Mr. Jackson has a Bachelor of Science in Engineering from
                    Deferred Stock Units:            2,104     the University of Calgary.
                                                               Barry is Executive Chairman of Resolute Energy Inc. and a
                                                               director of TransCanada Corporation, TransCanada Pipelines
                                                               Limited and Deer Creek Energy Limited. He is also a member of the board of the Calgary Petroleum Club and the YMCA of
                                                               Calgary.

--------------------------------------------------------------------------------------------------------------------------

                    KEVIN J. JENKINS                           Kevin Jenkins, 47, is Managing Director of TriWest Capital
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           Management Corp. He was President, CEO and a director of
                    Director since December 17,                The Westaim Corporation from 1996 to 2003. From 1985 to
                    1996 Common Shareholdings:       3,044     1996 he held senior executive positions with Canadian
                    Exercisable Stock Options:      18,225     Airlines International Ltd., and was President and CEO from
                    Total Stock Options:            27,000     1994 to 1996.
                    Deferred Stock Units:            5,313     Mr. Jenkins has a Bachelors Degree in Law from the
                                                               University of Alberta and a Masters of Business
                                                               Administration from Harvard Business School.
                                                               Kevin is a member of the board of World Vision Canada and
                                                               Young Life of Canada.

--------------------------------------------------------------------------------------------------------------------------

                    ERIC P. NEWELL, O.C.                       Eric Newell, 59, is the retired Chairman of the Board and
[GRAPHIC OMITTED]   EDMONTON, ALBERTA                          CEO of Syncrude Canada Ltd. (Syncrude), positions he held
                    Director since January 5, 2004             since May 1994 and August 1989, respectively. He also
                    Common Shareholdings:            3,000     served as President of Syncrude from 1989 to 1997. Prior to
                    Deferred Stock Units:            2,100     that he worked with Imperial Oil Limited and Esso Petroleum
                                                               Canada Ltd.
                                                               Mr. Newell holds a Bachelor of Applied Science in Chemical
                                                               Engineering from the University of British Columbia and a
                                                               Masters of Science in Management Studies from University of
                                                               Birmingham, England. He is an Officer of the Order of
                                                               Canada.
                                                               Eric is a director of Canfor Corporation and Terasen Inc.
                                                               and a member of the board of Keyano College Foundation.

--------------------------------------------------------------------------------------------------------------------------

                    THOMAS C. O'NEILL                          Tom O'Neill, 58, is the retired Chairman of PwC Consulting
[GRAPHIC OMITTED]   TORONTO, ONTARIO                           He was formerly CEO of PwC Consulting, COO of
                    Director since December 10,                PricewaterhouseCoopers LLP, Global, CEO of
                    2002                                       PricewaterhouseCoopers LLP, Canada and Chairman and CEO of
                    Common Shareholdings:            4,000     Price Waterhouse Canada.
                    Exercisable Stock Options:       1,870     Mr. O'Neill has a Bachelor of Commerce Degree from Queen's
                    Total Stock Options:             5,500     University. He received his Chartered Accountant
                    Deferred Stock Units:            3,780     designation in 1970 and was made a Fellow (FCA) of the
                                                               Institute of Chartered Accountants of Ontario in 1988.
                                                               Tom is a director of BCE Inc., Loblaw Companies Limited,
                                                               Dofasco Inc. and Ontario Teachers' Pension Plan Board. He
                                                               is also Vice-Chair of the Board of Governors of Queen's
                                                               University and a director of St. Michael's Hospital.

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                    FRANCIS M. SAVILLE, Q.C.                   Francis Saville, 65, is Counsel with Fraser Milner
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           Casgrain LLP, Barristers and Solicitors. He joined the firm
                    Director since May 10, 1994                in 1965 and has specialized in representing energy
                    Common Shareholdings:            3,151     corporations in regulatory applications.
                    Exercisable Stock Options:      28,225     Mr. Saville has a Bachelor of Arts Degree and a Bachelor of
                    Total Stock Options:            37,000     Laws Degree from the University of Alberta and he was
                    Deferred Stock Units:            2,104     appointed a Queen's Counsel in 1984.
                                                               Francis is a director of Mullen Transportation Inc. He is
                                                               also on the board of the Alberta Chamber of Resources and
                                                               is Alberta Revenue Chair for the Liberal Party of Canada.

--------------------------------------------------------------------------------------------------------------------------

                    RICHARD M. THOMSON, O.C.                   Dick Thomson, 70, Chair of the Board of Nexen, is a retired
[GRAPHIC OMITTED]   TORONTO, ONTARIO                           banking executive. He has worked with the Toronto-Dominion
                    Director since December 16,                Bank since 1957, as Chairman from 1978 until his retirement
                    1997                                       in 1998.
                    Common Shareholdings:           23,001     Mr. Thomson holds a Masters of Business Administration from
                    Exercisable Stock Options:      42,388     Harvard Business School and a Bachelor of Arts and Science
                    Total Stock Options:            55,600     in Engineering from the University of Toronto. He is an
                    Deferred Stock Units:            3,454     Officer of the Order of Canada.
                                                               Dick is a director of the Toronto-Dominion Bank, Prudential
                                                               Financial Inc., INCO Limited, The Thomson Corporation,
                                                               Trizec Properties Inc. and Stuart Energy Systems Inc. He is
                                                               also a member of the board of the M.S. Society Research
                                                               Foundation.

--------------------------------------------------------------------------------------------------------------------------

                    JOHN M. WILLSON                            John Willson, 64, is retired President and CEO of Placer
[GRAPHIC OMITTED]   VANCOUVER, B.C.                            Dome Inc., a position he held from January 1993 to
                    Director since December 17,                September 1999. He was President and CEO of Pegasus
                    1996                                       Gold Inc. from January 1989 to December 1992 and was with
                    Common Shareholdings:            5,001     Cominco Limited prior to that.
                    Exercisable Stock Options:      28,225     Mr. Willson holds a Bachelors Degree and Masters Degree in
                    Total Stock Options:            37,000     Mining Engineering from the Royal School of Mines,
                    Deferred Stock Units:            5,169     University of London, England.
                                                               John is a director of Finning International Inc. and
                                                               PanAmerican Silver Corp. He is also a member of the board
                                                               of Transparency International Canada.

--------------------------------------------------------------------------------------------------------------------------

                    VICTOR J. ZALESCHUK                        Vic Zaleschuk, 60, is the retired President and CEO of
[GRAPHIC OMITTED]   CALGARY, ALBERTA                           Nexen, a position he held from June 1, 1997 to May 31,
                    Director since June 1, 1997                2001. He joined Nexen in 1986 and worked with Co-Enerco,
                    Common Shareholdings:           15,625     Dome Petroleum Ltd., Siebens Oil & Gas Ltd. and Hudson's
                    Exercisable Stock Options:     125,025     Bay Oil & Gas Ltd. prior to that.
                    Total Stock Options:           150,800     Mr. Zaleschuk holds a Bachelor of Commerce Degree from the
                    Deferred Stock Units:            2,104     University of Saskatchewan and was designated as a
                                                               Chartered Accountant in 1967.
                                                               Vic is Chairman of Cameco Corporation and a director of
                                                               Agrium Inc.

--------------------------------------------------------------------------------------------------------------------------

INDEPENDENCE AND BOARD COMMITTEES

    Director independence was affirmatively determined by the Board in reference to our Categorical Standards adopted on December 9, 2003, which are attached as Schedule "C" to this Circular. Our Categorical Standards meet or exceed the requirements set out in U.S. Securities and Exchange Commission (SEC) rules and regulations, the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), the New York Stock Exchange (NYSE) rules, the current TSX guidelines and applicable provisions of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities.


   ------------------------------------------------------------------------------------------------------------
                                                        COMMITTEES (NUMBER OF MEMBERS)
                                -------------------------------------------------------------------------------
                                                          CORPORATE                               SAFETY,
                                AUDIT AND   COMPENSATION  GOVERNANCE                             ENVIRONMENT
                                CONDUCT     AND HUMAN       AND                     RESERVES     AND SOCIAL
                                REVIEW(1)(2) RESOURCES(1) NOMINATING(1)  FINANCE    REVIEW(3)    RESPONSIBILITY
   DIRECTORS                      (6)          (6)          (6)          (7)          (7)           (7)
   ------------------------------------------------------------------------------------------------------------
                                          INDEPENDENT OUTSIDE DIRECTORS
   ------------------------------------------------------------------------------------------------------------
   Dennis G. Flanagan(4)           X                         X            X          Chair
   ------------------------------------------------------------------------------------------------------------
   David A. Hentschel            Chair          X                                      X             X
   ------------------------------------------------------------------------------------------------------------
   S. Barry Jackson                X            X                                      X            Chair
   ------------------------------------------------------------------------------------------------------------
   Kevin J. Jenkins(4)(5)          X                         X           Chair                       X
   ------------------------------------------------------------------------------------------------------------
   Thomas C. O'Neill(4)            X                         X                         X             X
   ------------------------------------------------------------------------------------------------------------
   Francis M. Saville, Q.C.                     X          Chair          X                          X
   ------------------------------------------------------------------------------------------------------------
   Richard M. Thomson, O.C.(4)     X            X            X            X
   ------------------------------------------------------------------------------------------------------------
   John M. Willson                            Chair                       X            X             X
   ------------------------------------------------------------------------------------------------------------
   Victor J. Zaleschuk                          X            X            X            X
   ------------------------------------------------------------------------------------------------------------
                                       OUTSIDE DIRECTOR -- NOT INDEPENDENT
   ------------------------------------------------------------------------------------------------------------
   Eric P. Newell, O.C.(6)                                                X            X             X
   ------------------------------------------------------------------------------------------------------------
                                      MANAGEMENT DIRECTOR -- NOT INDEPENDENT
   ------------------------------------------------------------------------------------------------------------
   Charles W. Fischer(7)
   ------------------------------------------------------------------------------------------------------------

NOTES:

(1) All members of the Audit and Conduct Review Committee, Corporate Governance and Nominating Committee, and Compensation and Human Resources Committee are independent.

(2) All members of the Audit and Conduct Review Committee are independent under additional regulatory requirements for audit committee members. No member of the Audit and Conduct Review Committee sits on more than one other public company audit committee. Mr. Flanagan is a member of the audit committee of NAL and Mr. Thomson is a member of the audit committee of Trizec Properties Inc.

(3) A majority of the Reserves Review Committee members are independent.

(4) A financial expert under U.S. regulatory requirements.

(5) Mr. Jenkins' son was a successful applicant under Nexen's 2003 summer student program and began work on May 1, 2003. Mr. Jenkins was appointed to the Audit and Conduct Review Committee on May 6, 2003. A review found that this relationship did not meet one of our Categorical Standards for that Committee in force at the time. There was no regulatory prohibition on the relationship and positions available under the program were filled competitively, at market-rate pay for students. The independent members of the Board determined that the relationship did not impair Mr. Jenkins' independence and the requirement would be waived in this case. The Categorical Standards have since been revised in light of regulations issued in 2003. There was one meeting of the Audit and Conduct Review Committee between Mr. Jenkins' appointment and his son's completion of the summer student program, at which all resolutions were passed unanimously.

(6) Mr. Newell is not independent because a Nexen officer sits on the compensation committee of Syncrude. If circumstances remain the same, Mr. Newell will be independent after January 2, 2007 (three years after his retirement from Syncrude).

(7) Mr. Fischer is not independent as he is the President and Chief Executive Officer of Nexen.

SUMMARY OF BOARD AND COMMITTEE MEETINGS HELD


Board of Directors..........................................     8
Audit and Conduct Review Committee..........................     5
Compensation and Human Resources Committee..................     4
Corporate Governance and Nominating Committee...............     6
Finance Committee...........................................     5
Reserves Review Committee...................................     4
Safety, Environment and Social Responsibility Committee.....     5


    During 2003, two meetings of the Board and one meeting of the Corporate Governance and Nominating Committee were held by teleconference. In addition, there was one resolution in writing of the Board passed in 2003. Resolutions in writing must be executed by all of the directors entitled to vote on a matter.

RECORD OF ATTENDANCE

                                                              MEETINGS ATTENDED
                                              --------------------------------------------------
                                                                                 REGULAR AND
DIRECTOR                                      REGULAR BOARD   SPECIAL BOARD   SPECIAL COMMITTEES
--------                                      -------------   -------------   ------------------
Charles W. Fischer..........................      6 of 6          2 of 2                n/a(1)
Dennis G. Flanagan(2).......................      6 of 6          1 of 2           20 of 20
David A. Hentschel(3).......................      6 of 6          0 of 2           18 of 18
S. Barry Jackson............................      6 of 6          2 of 2           18 of 18
Kevin J. Jenkins............................      6 of 6          2 of 2           20 of 20
Eric P. Newell, O.C.(4).....................         n/a             n/a                n/a
Thomas C. O'Neill(5)........................      6 of 6          2 of 2           19 of 20
Francis M. Saville, Q.C.....................      6 of 6          2 of 2           20 of 20
Richard M. Thomson, O.C.....................      6 of 6          2 of 2           20 of 20
John M. Willson.............................      6 of 6          2 of 2           18 of 18
Victor J. Zaleschuk.........................      6 of 6          2 of 2           19 of 19

NOTES:

(1) Mr. Fischer is not a member of any committee of the Board.

(2) Mr. Flanagan did not attend one special, teleconference meeting of the Board called to approve the sale of certain properties to NAL. As a director of NAL, Mr. Flanagan declared he had a conflict of interest in the transaction and did not attend or vote on the matter.

(3) Mr. Hentschel did not attend two special, teleconference meetings of the Board. In both cases he was briefed in advance of the meetings on the issues to be transacted and indicated he was in agreement with the resolutions proposed and ultimately passed by the Board at those meetings.

(4) Mr. Newell was not a member of the Board during 2003.

(5) Mr. O'Neill did not attend one regularly scheduled meeting of the Reserves Review Committee due to a concurrent board meeting.

(6) Mr. Wittman was a director and member of each of the Audit and Conduct Review, Corporate Governance and Nominating, Compensation and Human Resources, and Safety, Environment and Social Responsibility Committees until his retirement on May 6, 2003. He attended 4 of 4 Board meetings and 6 of 6 Committee meetings during 2003.

LOANS TO DIRECTORS

    There are no loans outstanding from Nexen to any of its directors.

SHARE OWNERSHIP GUIDELINES FOR DIRECTORS

    The Board believes it is important that directors demonstrate their commitment through share ownership. The Board has approved guidelines setting out that directors are expected to own or control at least 3,000 shares, to be accumulated over three years. Specific arrangements may be made when a qualified candidate might be precluded from serving by these guidelines. The guidelines are reviewed by the Board from time to time.

DIRECTOR COMPENSATION

    All directors who are not employees are paid:

    o an annual retainer of $28,100 for services on the Board and $1,800 for each Board meeting attended; and

    o an annual retainer of $9,100 for service on each Committee and $1,800 for each Committee meeting attended.

    The Chair of the Board was paid an annual retainer of $108,000 until the end of 2003. The Chair of each Committee is paid an additional annual retainer of $5,300. In October 2003, all director compensation was reviewed and the annual retainer for the Chair of the Board was increased to $150,000.

    In 2001, a Deferred Stock Unit ("DSU") plan was approved as an alternative form of compensation for non-employee directors. Under the plan, eligible directors may elect annually to receive all or part of their fees in the form of DSUs, rather than cash. A DSU is a bookkeeping entry which tracks the value of one Nexen common share. DSUs are not paid out until the director leaves the Board, providing an ongoing equity stake in Nexen during the director's term of service. Payments of DSUs may be made in cash or in Nexen common shares purchased on the open market at the time of payment.

    In 2003, the Board adopted a policy setting out that non-executive directors would no longer be granted stock options. Non-executive directors will not be eligible to receive stock options under the proposed amendments to the Stock Option Plan. DSUs have since been employed as an alternate method of performance-based compensation. In December 2003, all directors who were not employees of Nexen were granted 2,100 DSUs, except for the Chair of the Board, who was granted 3,200 DSUs.

DIRECTORS' LIABILITY INSURANCE

    Nexen maintains a directors' and officers' liability insurance policy for the benefit of our directors and officers. The policy provides coverage for costs incurred to defend and settle claims against directors and officers to an annual limit of U.S. $130 million with a U.S. $1 million deductible per occurrence. The cost of coverage for 2003 was approximately U.S. $0.8 million.

                   AUDIT AND CONDUCT REVIEW COMMITTEE REPORT

    The Committee is directly responsible for the appointment (subject to shareholder approval), compensation and oversight of the independent auditors. The independent auditors report directly to the Committee. The Committee has a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent auditors is to the Committee, as representatives of the shareholders. A copy of the mandate of the Committee is included in Schedule "D".

    Management is responsible for Nexen's internal controls and financial reporting process. The independent auditors are responsible for performing and reporting on an independent audit of Nexen's consolidated financial statements in accordance with generally accepted auditing standards. The Committee's responsibility is to monitor and oversee these processes.

    In connection with their responsibilities, the Committee:

    o met with management and the independent auditors to review and discuss the December 31, 2003 consolidated financial statements;

    o discussed with the independent auditors the matters required by Canadian regulators in accordance with Section 5751 of the General Assurance and Auditing Standards of the Canadian Institute of Chartered Accountants "Communications with Those Having Oversight Responsibility for the Financial Reporting Process" and by U.S. regulators in accordance with the Statement on Auditing Standards No. 61 "Communication with Audit Committees" issued by the American Institute of Certified Public Accountants;

    o received written disclosures from the independent auditors required by the SEC in accordance with the Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees"; and

    o discussed with the independent auditors that firm's independence.

CHANGE IN AUDITOR

    On June 3, 2002, the Canadian firm of Deloitte & Touche LLP completed a transaction with the Canadian firm of Arthur Andersen LLP to integrate the partners and staff of Arthur Andersen LLP (Canada) into Deloitte & Touche LLP (Canada). On July 11, 2002, our Board accepted the resignation of Arthur Andersen LLP (Canada) and appointed Deloitte & Touche LLP (Canada) as Nexen's auditors until the next AGM.

AUDIT FEES

    Fees billed by Deloitte & Touche LLP were:

    o $596,000 for 2003 ($550,000 for 2002) for the audit of Nexen's
      Consolidated Financial Statements included in our Annual Report on Form 10-K.

    o $42,000 for the 2003 first, second and third quarter reviews ($31,000 for the 2002 second and third quarter reviews) for Nexen's Consolidated Financial Statements included in Form 10-Qs.

    Fees billed by Arthur Andersen LLP during 2002 were $13,000 for the 2002 first quarter review of Nexen's Consolidated Financial Statements included in our form 10-Q.

AUDIT-RELATED FEES

    Fees billed by Deloitte & Touche LLP, were:

    o $332,000 for 2003 ($231,500 for 2002) for the annual audits of our subsidiary financial statements and employee benefit plans.

    o $87,000 for 2003 ($4,000 for 2002) for comfort letters to commissions.

    Fees billed by Arthur Andersen LLP during 2002 were $88,300 for comfort letters to commissions.

TAX FEES

    Fees billed by Deloitte & Touche LLP, were $160,000 for 2003 ($72,550 for
2002) for tax return preparation assistance and tax-related consultation. Fees billed by Arthur Andersen LLP during 2002 were $106,601 for tax return preparation assistance and tax-related consultation.

ALL OTHER FEES

    No other fees were billed by Deloitte & Touche LLP during 2003. Other fees billed by Arthur Andersen LLP during 2002 were $62,900 for assisting the internal audit group with its evaluation of the implementation of an enterprise-wide resource system.

AUDIT AND CONDUCT REVIEW COMMITTEE APPROVAL

    Before Deloitte & Touche LLP is engaged by Nexen or its subsidiaries to render audit or non-audit services, the engagement is approved by the Committee. All audit-related and tax services provided by Deloitte & Touche LLP after May, 6, 2003 were approved by the Committee.

GENERAL

    The Committee considered and is of the view that the provision of services by Deloitte & Touche LLP described in "All Other Fees" above is compatible with maintaining that firm's independence.

    Based on the Committee's discussions with management and the independent auditors, and its review of the representations of management and the independent auditors, the Committee recommended that the Board include the audited consolidated financial statements in Nexen's Annual Report on Form 10-K for the year ended December 31, 2003.

    Submitted on behalf of the Audit and Conduct Review Committee:

                      Dave Hentschel, Chair
                      Dennis Flanagan
                      Barry Jackson
                      Kevin Jenkins
                      Tom O'Neill
                      Dick Thomson

               COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

    The Compensation and Human Resources Committee administers Nexen's Incentive Compensation Plan, Stock Option Plan, StARs Plan and Pension Plan. It reviews and approves executive management's recommendations for the annual salaries, bonuses and grants of stock options and stock appreciation rights. The Committee reports to the Board and the Board gives final approval to compensation matters. The Committee evaluates the performance of the CEO and recommends his compensation which is approved by the independent directors of the Board.

POLICIES OF THE COMMITTEE

    Nexen is committed to pay for performance, improved shareholder returns and maintaining external competitiveness. These principles are factored into the design, development and administration of our compensation programs, as directed by the Committee.

    The Committee believes maximizing shareholder return is the most important measure of success. At the operational level, this translates primarily into net income, cash flow and net asset value growth. At the corporate headquarters level, this results from successful implementation of necessary strategic change. The Committee recognizes the need to attract and retain a stable and focused leadership capable of managing Nexen's operations, finances and assets. As appropriate, the Committee rewards exceptional individual contributions with highly competitive compensation.

    To ensure competitiveness, Nexen hires various independent compensation consulting firms to compare our executive compensation practices to our peers, primarily major Canadian oil and gas and, where relevant, chemical and marketing companies.

    Our compensation program has three components: salary, annual cash incentives and long-term incentives. The Committee's goal is to provide total compensation for our experienced top performing employees between the 50th and 75th percentile as compared to our peers. Nexen's position against the market is reviewed on an annual basis.

BASE SALARIES

    To determine base salaries, Nexen maintains a framework of job levels based on internal comparability and external market data.

ANNUAL INCENTIVES

    The Board approves any annual cash incentives awarded under the Annual Incentive Plan. The Committee determines the total amount of cash available for annual incentive awards by evaluating a combination of financial and non-financial criteria, including net income, operating cash flow and specific strategic goals outlined in a balanced scorecard. The primary indicators, net income and cash flow, are commonly used metrics in our industry and each represents one-quarter of the overall assessment. The qualitative assessment of the balanced scorecard performance indicators provides a comprehensive evaluation and accounts for the remaining one-half of the overall performance assessment. Individual target award levels increase in relation to job responsibilities so that the ratio of at-risk versus fixed compensation is greater for higher levels of management. Individual awards are intended to reflect a combination of overall Nexen, personal and business unit performance, along with market competitiveness.

    The incentive plan is reviewed annually to ensure the plan continues to attract, motivate, reward and retain the high performing and high potential employees needed to achieve Nexen's business objectives, while reflecting long-term fiscal responsibility to our shareholders.

STOCK AND LONG-TERM INCENTIVES

    The Board believes that employees should have a stake in Nexen's future and that their interest should be aligned with the interest of our shareholders. To this end, Nexen's contributions to employee savings plans are made in Nexen common shares. In addition, the Committee selects those officers and employees whose decisions and actions can most directly impact business results to participate in the Stock Option Plan and the StARs Plan.

    Under these plans, participating officers and employees receive grants of stock options or StARs as a long-term incentive to increase shareholder value. The grants have a five-year term and vest one-third each year for the first three years of the term on the anniversary date of the grant. Awards of stock options and stock appreciation rights are supplementary to the Annual Incentive Plan and are intended to increase the variable pay component for senior management.

    The StARs Plan was introduced in 2001. For employees at or below mid-level department managers, these rights are typically granted instead of stock options.

    To determine the number of stock options available for distribution, we consider market information on stock options and the impact of the program on shareholders. The focus in 2003 was on providing differentiated awards based on performance, potential and retention risk.

    The total options granted and shares reserved for issuance under our stock-based compensation arrangements will not, at any time, exceed 10% of our total outstanding shares.

    Nexen maintains share ownership guidelines for executive officers as a way of aligning executive and shareholder interests. The CEO, Chief Financial Officer (CFO) and other executive officers are expected to own shares representing three, two and one times annual base salary, respectively. In determining compliance with the guidelines, share ownership includes the net value of exercisable options, flow-through shares, shares purchased and held within the Nexen Savings Plan and any other personal holdings.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

    Competitive compensation information for our President and CEO is determined based on assessments conducted by independent compensation consulting firms which compare similar positions primarily in oil and gas and in the broader industrial sector. Target total cash compensation (base salary plus incentive bonus) is at the low end of the range of the oil and gas comparator group.

    The award to Mr. Fischer under the Annual Incentive Plan, is a percentage of his target bonus based on the composite performance rating approved by the Board which takes into account the three components of the plan, the first two being the targets for net income and cash flow and the last one being a qualitative assessment. The qualitative assessment includes a scorecard of targets for growth and operating performance, such as net asset value growth, cost management, safety record, production volumes and reserve growth, among others. An important measure in the scorecard is the extent to which the operations were conducted in an environmentally safe and socially responsible manner.

    Annual salary increases for Mr. Fischer are based on his performance against key objectives using a broad selection of criteria including the following:

    o overall achievement of corporate/financial performance

    o achievement of strategic objectives

    o progress on long term objectives

    o team building and succession planning

    o visionary leadership

    o social responsibility

    Based on the Board assessment of Mr. Fischer's achievement of objectives in 2002, his base salary was increased to $750,000 in 2003 and he was awarded a bonus of $600,000 under the Annual Incentive Plan.

    Mr. Fischer was also granted options to purchase 100,000 shares at an exercise price of $43.50 under the Nexen Stock Option Plan. Awards under the Stock Option Plan are a direct link to the stock performance and form a part of the competitive overall compensation package.

    Submitted on behalf of the Compensation and Human Resources Committee:

                       John Willson, Chair
                       Dave Hentschel
                       Barry Jackson
                       Francis Saville
                       Dick Thomson
                       Vic Zaleschuk

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

    The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the development and implementation of principles and systems for the management of corporate governance; and, (ii) identifying qualified candidates and recommending nominees for director and board committee appointments.

PRINCIPLES AND SYSTEMS FOR THE MANAGEMENT OF CORPORATE GOVERNANCE

    The Board and Management of Nexen are committed to best practices in corporate governance. This is evidenced in the Committee's annual activities and its further commitment to continuous improvement in governance.

    During 2003, the Committee reviewed and recommended:

    o revised or confirmed Mandates for all Board Committees

    o adoption and disclosure of a new Corporate Governance Policy, which is attached as Schedule "A", that addresses items such as the constitution and independence of the Board, the duties and responsibilities of the Board and its Committees and the relationship between the Board, Management and stakeholders

    o revisions to the Ethics Policy in light of regulatory changes in the U.S.

    o improvements to the by-laws

    o revised Categorical Standards which are attached as Schedule "C"

    o adoption of a CEO Mandate / Position Description which is included in Schedule "D"

    With the approval of the Committee, governance practices were reported against the TSX Guidelines in last year's Circular. In light of final rules of the NYSE which became effective in November, a new compliance table has been approved by the Committee and added to this Circular in Schedule "B".

    On January 16, 2004 the Ontario Securities Commission released Proposed Multilateral Policy 58-201 -- Effective Corporate Governance (Policy) and Proposed Multilateral Instrument 58-101 -- Disclosure of Corporate Governance Practices (Instrument) for comment. When finalized, it is expected that the Policy and Instrument will replace the TSX Guidelines for governance disclosure. If they were in force today, Nexen would be able to disclose substantial compliance, with only minor revisions to certain mandates and our Categorical Standards needed. All mandates and the Categorical Standards are reviewed annually and updated in light of new and emerging requirements. In the meantime, our governance practices are reported against the TSX Guidelines.

IDENTIFYING QUALIFIED CANDIDATES FOR BOARD AND COMMITTEE APPOINTMENTS

    The Committee reviews the committee appointments of all directors annually and makes recommendations to the Board. The Committee considers the independence tests set out in the Categorical Standards, together with the skills and preferences of the directors, in making its recommendations.

    The Committee conducts an annual evaluation of Board, Committees and individual director performance. Part of the evaluation is a skills matrix that sets out the areas of expertise (Managing / Leading Growth; International; CEO; Exploration; Human Resources; Oil and Gas; Financial Acumen; Safety, Environment and Social Responsibility; Diversity and Marketing) determined to be essential to ensure appropriate strategic direction. The Committee's review of the experience of the Board indicates that the current skills mix is appropriate.

    The skills matrix is also used in recruiting new members to the Board and, in anticipation of the retirement of two directors on turning 72 (our mandatory retirement age), the Committee has begun keeping a continuous list of potential candidates.

    In light of the Committee's recommendation, the Board approved the appointment of Eric Newell as a new director on January 5, 2004. Mr. Newell's experience with Syncrude will be invaluable to Nexen as it moves forward with its oilsands project, Long Lake.

    Submitted on behalf of the Corporate Governance and Nominating Committee:

                      Francis Saville,
                      Chair
                      Dennis Flanagan
                      Kevin Jenkins
                      Tom O'Neill
                      Dick Thomson
                      Vic Zaleschuk

                            FINANCE COMMITTEE REPORT

    The Finance Committee assists the Audit and Conduct Review Committee and the Board in fulfilling their oversight responsibilities with respect to
(i) financial policies and strategies including capital structure;
(ii) financial risk management practices; and, (iii) transactions or circumstances which could materially affect Nexen's financial profile.

FINANCIAL POLICIES AND STRATEGIES

    One of the most significant annual responsibilities of the Committee is to review and make recommendations to the Board on the financing of Nexen's Annual Operating Plan. Nexen's 2004 Annual Operating Plan, including a proposed capital investment program of $1,766 million, was approved and disclosed in December after the Committee approved the financing plan.

    The Committee also reviews and makes recommendations for the payment of dividends to the holders of Nexen's common shares. In 2003, Nexen's dividend policy was reviewed by the Committee and a recommended increase to the quarterly dividend was approved by the Board. Beginning with the dividend paid on January 1, 2004, Nexen's quarterly dividend increased from $0.075 to $0.10 per share.

FINANCIAL RISK MANAGEMENT PRACTICES

    During 2003, in connection with their responsibilities in regard to financial risk management, the Committee:

    o regularly reviewed Nexen's finance and investor relations management and activities

    o received regular Risk Management Reports detailing Nexen's marketing and trading operations and marketing risk exposures

    o reviewed Nexen's insurance program and pension plan liabilities

    o reviewed the status of Nexen's pension plans

TRANSACTIONS AFFECTING NEXEN'S FINANCIAL PROFILE

    The Committee regularly reviews Nexen's financial profile and recommendations from Management to enhance flexibility or reduce borrowing costs, while retaining appropriate net debt to cash flow ratios. In this regard, during 2003, the Committee recommended Board approval of the filing of a North American Base Shelf Prospectus allowing Nexen to raise up to U.S. $1 billion in debt securities and authorization for Management to proceed with two financings. In October, Nexen raised U.S. $460 million in 7.35% subordinated notes and, in November raised U.S. $500 million in senior notes. These financings allowed Nexen to redeem its U.S. $259 million 9.75% preferred securities in December, 2003, redeem its U.S. $218 million 9.375% preferred securities in February, 2004 and repay its U.S. $225 million senior note in February, 2004. In light of the success of the financings, the Committee recommended Board approval of an increase in the North American Base Shelf Prospectus to U.S. $2 billion, which was given in December.

    Submitted on behalf of the Finance Committee:

                     Kevin Jenkins, Chair
                     Dennis Flanagan
                     Eric Newell
                     Francis Saville
                     Dick Thomson
                     John Willson
                     Vic Zaleschuk

                        RESERVES REVIEW COMMITTEE REPORT

    The Reserves Review Committee assists the Audit and Conduct Review Committee and the Board in fulfilling their oversight responsibilities with respect to the annual review of Nexen's petroleum and natural gas reserves and disclosures of related oil and gas activities.

    Throughout 2003, the Committee followed the progress of National Instrument 51-101 -- Standards of Disclosure for Oil and Gas Activities developed by the Alberta Securities Commission and approved by most of the Canadian securities regulatory authorities. As Nexen is a senior producer and files with the U.S. Securities and Exchange Commission, certain exemptions were sought and obtained. The Committee was kept apprised of Management's progress throughout the exemption process and, when the process was completed in February 2004, recommended that the Board approve a new Committee mandate, attached in Schedule "D".

    The Committee also received regular updates on expected annual reserve additions. In December, the Committee reviewed the plan for the 2003 reserves review and approved having at least 80% of Nexen's reserves audited by independent reserves evaluators. In February 2004, after meeting with Management and due diligence meetings with each of the independent reserves evaluators, including sessions without management present, the Committee recommended approval of Nexen's annual reserves and related disclosures to the Audit and Conduct Review Committee and the Board.

    Submitted on behalf of the Reserves Review Committee:

                       Dennis Flanagan, Chair
                       Dave Hentschel
                       Barry Jackson
                       Eric Newell
                       Tom O'Neill
                       John Willson
                       Vic Zaleschuk

         SAFETY, ENVIRONMENT AND SOCIAL RESPONSIBILITY COMMITTEE REPORT

    The Safety, Environment and Social Responsibility Committee assists the Board in fulfilling its oversight responsibilities with respect to due diligence in the development and implementation of systems for the management of safety, environment and social responsibility.

    The Committee encourages, assists and counsels management in maintaining and improving performance. During 2003, in connection with their responsibilities, the Committee:

    o met regularly with management to: review and discuss Nexen's safety and environment statistics; review overall safety, environmental and social responsibility performance; and, receive the draft Sustainability Report

    o regularly reviewed Nexen's safety, environment and social responsibility risk management activities

    o engaged in a detailed review of Nexen's processes with respect to the development of asset retirement obligation estimates and the disclosures made in the U.S. GAAP reconciliation note to the financial statements with respect to the rules that became effective in the U.S. in 2003 and will be effective in Canada in 2004

    o received regular detailed security reviews

    The Committee also receives presentations from time to time on a variety of issues such as global warming, access to water and other matters so that members are aware of emerging issues and trends. In 2003, particular issues emphasized included:

    o trends in sustainability reporting

    o reviews of the risk of Severe Acute Respiratory Syndrome (SARS) and Nexen's contingency plans

    o a detailed review of the Yemen Safe Driving Initiatives instituted by Nexen, discussion of future initiatives and follow up reviews on progress

    The Committee was apprised of a number of significant forms of external verification of Nexen's safety, environment and social responsibility performance during 2003, including:

    o inclusion in the Dow Jones Sustainability Index and Jantzi Social Index

    o ranking No. 4 Corporate Citizen in Canada by Corporate Knights

    o receiving "Best in Class" Award from Storebrand Investments

    o receiving the Southern Alberta Better Business Bureau Ethics Award

    o receiving a Leadership Award from United Way for the 2002 campaign

    Submitted on behalf of the Safety, Environment and Social Responsibility
Committee:

                       Barry Jackson, Chair
                       Dave Hentschel
                       Kevin Jenkins
                       Eric Newell
                       Tom O'Neill
                       Francis Saville
                       John Willson

                               EXECUTIVE OFFICERS

SHARE OWNERSHIP GUIDELINES

    Executive officers are also required to demonstrate their commitment through share ownership and the Board has approved the officer shareholding guidelines set out below. The accumulation period is five years and shareholdings include the net value of exercisable options. The guidelines are reviewed from time to time:


POSITION                                               REQUIRED SHAREHOLDINGS
--------                                              -------------------------

President and CEO...................................  Three times annual salary
CFO.................................................    Two times annual salary
Other Executive Officers............................    One times annual salary


SHARE OWNERSHIP TABLE

    Certain of Nexen's executive officers, and all current directors and executive officers as a group beneficially owned, directly or indirectly, or exercised control or direction over the following common shares of Nexen as at March 10, 2004:

                                                              NUMBER OF       EXERCISABLE          TOTAL
EXECUTIVE                                                     SHARES(1)    STOCK OPTIONS(1)    STOCK OPTIONS
---------                                                     ----------   -----------------   --------------
Charles W. Fischer..........................................    28,537           415,150           629,800
Laurence Murphy.............................................     7,683            62,660           140,000
Douglas B. Otten............................................    32,653            70,435           147,775
Marvin F. Romanow...........................................    19,867           137,200           255,000
Thomas A. Sugalski..........................................     9,663               450            65,500
All directors and executive officers as a group
  (22 persons)..............................................   212,573         1,213,234         2,201,121

NOTE:

(1) The number of shares and the number of stock options exercisable by each beneficial owner represents less than 1% of the class outstanding.

LOANS TO OFFICERS

    There are no loans outstanding from Nexen to any of its officers.

                   SUMMARY COMPENSATION TABLE FOR EXECUTIVES

                                                                                                LONG-TERM
                                                                 ANNUAL COMPENSATION           COMPENSATION
                                                         -----------------------------------   ------------
                                                                                                  AWARDS
                                                                                               ------------
                                                                                                SECURITIES
                                                                                                UNDERLYING
                                                                               OTHER ANNUAL      OPTIONS           ALL OTHER
                                                          SALARY    BONUS(1)   COMPENSATION      GRANTED         COMPENSATION
NAME AND PRINCIPAL POSITION                     YEAR       ($)        ($)           ($)            (#)                ($)
---------------------------                   --------   --------   --------   -------------   ------------   -------------------
Charles W. Fischer.........................     2003     725,000    600,000        --            100,000                43,500(2)
President and Chief                             2002     637,500    300,000        --            100,000                38,250(2)
Executive Officer                               2001     540,667    400,000        --            105,000                32,440(2)

Marvin F. Romanow..........................     2003     440,500    267,000        --             55,000                26,430(2)
Executive Vice President and                    2002     418,000    310,000        --             50,000                25,080(2)
Chief Financial Officer                         2001     376,333    225,000        --             60,000                22,582(2)

Douglas B. Otten...........................     2003     416,152    226,170        --             37,000      24,969(2)/60,221(3)
Senior Vice President,                          2002     485,873    125,886        --             35,000      29,156(2)/63,004(3)
United States Oil and Gas                       2001     456,783    405,685        --             28,000      27,407(2)/79,874(3)

Thomas A. Sugalski.........................     2003     384,439    156,380        --             30,000      23,066(2)/53,395(3)
Senior Vice President,                          2002     449,993    118,019        --             30,000      26,999(2)/60,889(3)
Chemicals                                       2001     422,908    232,240    417,695(4)         25,000      25,374(2)/76,059(3)

Laurence Murphy............................     2003     366,500    196,000        --             37,000                21,990(2)
Senior Vice President,                          2002     346,000     90,000        --             35,000                20,760(2)
International Oil and Gas                       2001     329,250    180,000        --             28,000                19,758(2)

NOTES:
For the CEO and four other highest compensated executives.

(1) Bonuses for a year are determined based on performance during the year and are paid to the employee in the following year. Bonuses are paid pursuant to the Incentive Compensation Plan. The bonuses indicated were the payments made in the year shown.

(2) Contributions to the Employee Savings Plan.

(3) Nexen contributed to a Qualified Defined Contribution Plan and a Restoration Plan with Nexen Petroleum U.S.A. Inc. for Mr. Otten and Mr. Sugalski.

(4) Represents a special settlement payment for termination from Occidental Petroleum Corporation Non-Qualified Executive Benefit Plans.

                             EMPLOYEE SAVINGS PLAN

    The Summary Compensation Table includes Nexen's contribution to the savings plan made on behalf of executive officers. All regular employees may participate in our Employee Savings Plan. Through payroll deductions, employees may contribute any percentage of their regular earnings to purchase Nexen common shares and/or mutual fund units. Nexen matches employee contributions to a maximum of 6% of regular earnings. The extent of matching is based on the investment option selected and the employee's length of participation in the plan. The full amount of Nexen's contribution is invested in common shares and is fully vested immediately. Employee and employer contributions may be allocated to registered or non-registered accounts.

                                 STOCK OPTIONS

    Pursuant to Nexen's Stock Option Plan, the Board, on the recommendation of the Compensation and Human Resources Committee, may grant stock options to Nexen officers and employees. Nexen does not receive any consideration when options are granted. The option exercise price is the market price of Nexen's common shares on the TSX for Canadian based employees or the NYSE for U.S. based employees, when the option is granted.

    The Board determines the term of each option and the vesting schedule. Options granted before February 2001 have a term of ten years; 20% of the grant vests after six months and then 20% more vests each year for four years on the anniversary of the grant. Options granted after February 2001 have a term of five years and vest one-third each year over three years. Generally, if a change of control event occurs (as defined in the Stock Option Plan), all issued but unvested options become vested.

                           OPTION GRANTS DURING 2003

                                                                                                     POTENTIAL REALIZABLE
                                                % OF TOTAL                                             VALUE AT ASSUMED
                                               OPTIONS/STOCK                                            ANNUAL RATES OF
                                 SECURITIES    APPRECIATION                                               STOCK PRICE
                                 UNDERLYING       RIGHTS                                               APPRECIATION FOR
                                  OPTIONS       GRANTED TO        EXERCISE OR                             OPTION TERM
                                  GRANTED      EMPLOYEES IN      BASE PRICE(1)                       ---------------------
NAME                                (#)       FINANCIAL YEAR    ($/SECURITY)(2)   EXPIRATION DATE     5% ($)      10% ($)
----                             ----------   ---------------   ---------------   ----------------   ---------   ---------
Charles W. Fischer.............   100,000        3.0                43.50         December 9, 2008   1,201,825   2,655,719
Marvin F. Romanow..............    55,000        1.7                43.50         December 9, 2008     661,004   1,460,645
Douglas B. Otten...............    37,000        1.1             33.38 (USD)      December 9, 2008     417,161     921,816
Thomas A. Sugalski.............    30,000        .9              33.38 (USD)      December 9, 2008     357,566     790,128
Laurence Murphy................    37,000        1.1                43.50         December 9, 2008     444,675     982,616

NOTES:

(1) Equal to the market value of securities underlying options on the date of grant.

(2) All values in Canadian dollars unless otherwise noted.

       OPTION EXERCISES DURING 2003 AND FINANCIAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES
                                                                               UNDERLYING             VALUE OF UNEXERCISED
                                            SECURITIES                     UNEXERCISED OPTIONS        IN-THE-MONEY-OPTIONS
                                           ACQUIRED ON       VALUE        AT FINANCIAL YEAR-END       AT FINANCIAL YEAR-END
                                             EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
NAME                                           (#)          ($)(2)                 (#)                       ($)(2)
----                                       ------------   -----------   -------------------------   -------------------------
Charles W. Fisher........................     --              --             424,750/214,650           8,267,883/1,871,016
Marvin F. Romanow........................     --              --             199,200/117,800             3,012,334/920,106
Douglas B. Otten.........................     71,329       1,240,978          146,131/75,340             2,370,825/742,312
Thomas A. Sugalski.......................     51,000         578,078           95,950/65,050           1,545,036/1,088,696
Laurence Murphy..........................     --              --              170,660/77,340             3,199,051/658,699

NOTES:

(1) Equals market price at the time of the exercise minus exercise price.

(2) All values in Canadian dollars.

                                 BENEFIT PLANS

    All named executive officers, except Mr. Sugalski and Mr. Otten, are members of Nexen's Defined Benefit Pension Plan and Executive Benefit Plan.

DEFINED BENEFIT PENSION PLAN

    Under this plan, participants must contribute 3% of their regular gross earnings, up to an allowable maximum, to the pension plan. Upon retirement, they receive a benefit equal to 1.7% of their average earnings for the 36 highest paid consecutive months during the ten years before retirement, multiplied by the number of years of credited service. The plan is integrated with the Canada Pension Plan (CPP) in order to provide a maximum offset of one-half of the CPP benefit.

    Pension benefits earned prior to January 1, 1993 may be indexed on an ad hoc basis. Pension benefits earned after December 31, 1992 will be indexed at an amount equal to the greater of:

    o 75% of the increase in the Canadian Consumer Price Index less 1% to a maximum of 5%; and

    o 25% of the increase in the Canadian Consumer Price Index.

    Nexen contributed $14 million to the Defined Benefit Pension Plan in 2003.

EXECUTIVE BENEFIT PLAN

    The plan provides supplemental benefits to the extent that benefits under the pension plan are limited by statutory guidelines.

ESTIMATED PENSION BENEFIT

    This table shows the estimated annual pension an executive officer who retired on December 31, 2003 would receive, assuming that the amount in the Summary Compensation Table above is the officer's final average salary. It includes benefits from both the Defined Benefit Pension Plan and Executive Benefit Plan and assumes a retirement age of 65. The normal form of benefit paid from this plan is joint life with 66 2/3% to the surviving spouse.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                              --------------------------------------------------------------------------
REMUNERATION                     5          10         15         20         25         30         35
------------                  --------   --------   --------   --------   --------   --------   --------
$500,000....................  $ 41,681   $ 83,363   $125,044   $166,726   $208,407   $250,089   $291,770
$550,000....................  $ 45,931   $ 91,863   $137,794   $183,726   $229,657   $275,589   $321,520
$600,000....................  $ 50,181   $100,363   $150,544   $200,726   $250,907   $301,089   $351,270
$650,000....................  $ 54,431   $108,863   $163,294   $217,726   $272,157   $326,589   $381,020
$700,000....................  $ 58,681   $117,363   $176,044   $234,726   $293,407   $352,089   $410,770
$750,000....................  $ 62,931   $125,863   $188,794   $251,726   $314,657   $377,589   $440,520
$800,000....................  $ 67,181   $134,363   $201,544   $268,726   $335,907   $403,089   $470,270
$850,000....................  $ 71,431   $142,863   $214,294   $285,726   $357,157   $428,589   $500,020
$900,000....................  $ 75,681   $151,363   $227,044   $302,726   $378,407   $454,089   $529,770
$950,000....................  $ 79,931   $159,863   $239,794   $319,726   $399,657   $479,589   $559,520
$1,000,000..................  $ 84,181   $168,363   $252,544   $336,726   $420,907   $505,089   $589,270
$1,050,000..................  $ 88,431   $176,863   $265,294   $353,726   $442,157   $530,589   $619,020
$1,100,000..................  $ 92,681   $185,363   $278,044   $370,726   $463,407   $556,089   $648,770
$1,150,000..................  $ 96,931   $193,863   $290,794   $387,726   $484,657   $581,589   $678,520
$1,200,000..................  $101,181   $202,363   $303,544   $404,726   $505,907   $607,089   $708,270
$1,250,000..................  $105,431   $210,863   $316,294   $421,726   $527,157   $632,589   $738,020
$1,300,000..................  $109,681   $219,363   $329,044   $438,726   $548,407   $658,089   $767,770
$1,350,000..................  $113,931   $227,863   $341,794   $455,726   $569,657   $683,589   $797,520

    An executive officer's average earnings for purposes of the plan includes stated salary and the lesser of the eligible target incentive bonus or the actual incentive bonus paid. Messrs. Fischer, Romanow and Murphy have 19.58,
16.50 and 17.67 years of credited service, respectively.

                          CHANGE OF CONTROL AGREEMENTS

    Nexen has entered into Change of Control Agreements with Messrs. Fischer, Romanow, Otten, Sugalski, Murphy and other key executives. The agreements were effective October 1999, amended December 2000 and amended and restated December 2001. The agreements recognize that these executives are critical to Nexen's ongoing business. They recognize the need to retain the executives, protect them from employment interruption due to a change in control and treat them in a fair and equitable manner, consistent with industry standards.

    For the purposes of these agreements, a change of control includes any acquisition of common shares or other securities that carry the right to cast more than 35% of the votes attaching to all common shares and, in general, any event, transaction or arrangement which results in a person or group exercising effective control of Nexen.

    If the named executives are terminated following a change in control, they will be entitled to receive salary and benefits for a specified severance period. For Mr. Fischer and Mr. Romanow, the severance period is 36 months. They may also terminate their employment on a voluntary basis following a change of control with severance periods of 36 and 30 months, respectively. For
Messrs. Otten, Sugalski and Murphy, the severance period is 30 months.

                         OFFICERS' LIABILITY INSURANCE

    Nexen maintains a directors' and officers' liability insurance policy for the benefit of our directors and officers. The policy provides coverage for costs incurred to defend and settle claims against directors and officers to an annual limit of U.S. $130 million with a U.S. $1 million deductible per occurrence. The cost of coverage for 2003 was approximately U.S. $0.8 million.

                            SHARE PERFORMANCE GRAPH

    The following graph shows changes in the past five year period, ending December 31, 2003 in the value of $100 invested in our common shares, compared to the S&P/TSX Composite Index, the S&P/TSX Energy Sector Index and the S&P/TSX Oil & Gas Exploration & Production Index as at December 31, 2003. Our common shares are included in each of these indices.

                           TOTAL RETURN INDEX VALUES


[GRAPHIC OMITTED -- LINE GRAPH]

                                                        1998/12    1999/12    2000/12    2001/12    2002/12    2003/12
                                                        --------   --------   --------   --------   --------   --------
Nexen Inc.............................................   100.00     181.55     237.58     201.38     223.69     309.16
S&P/TSX Energy Sector Index...........................   100.00     126.86     187.36     200.31     227.84     284.72
S&P/TSX Oil & Gas Explor. & Prod. Index...............   100.00     122.38     179.94     185.75     215.78     259.26
S&P/TSX Composite Index...............................   100.00     131.71     141.47     123.69     108.30     137.25

        Assuming an investment of $100 and the reinvestment of dividends

The contents and sending of this Circular have been approved by the Board.


                                                        /s/ John B. McWilliams

                                                        John B. McWilliams, Q.C.
                                                                       SECRETARY

                                                                    SCHEDULE "A"


                          CORPORATE GOVERNANCE POLICY

POLICY NUMBER:              A103                PREPARED BY:  John McWilliams
ORIGINAL APPROVAL DATE:     September 18, 1996  APPROVED BY:  Charlie Fischer,
REVISED:                    November 1, 2000                  President and Chief Executive Officer;
LAST REVISED AND APPROVED:  July 17, 2003                     Corporate Governance and Nominating
                                                              Committee;
                                                              Board of Directors

                                     POLICY

    Nexen is committed to transparency and responsible corporate governance practices. The Corporate Governance Policy is a framework for the way in which corporate governance is carried out within Nexen. We believe that these practices benefit all of our stakeholders and must be maintained as an essential part of our operations. Nexen will review this policy annually to ensure that it includes the most current governance standards and best practices.

                                   THE BOARD

DUTIES AND RESPONSIBILITIES OF THE BOARD

    The Board has approved and shall maintain and annually review the Board Mandate. The Board Mandate shall set out the duties and responsibilities of the Board. The Board Mandate shall be publicly disclosed.

    The Board has explicit responsibility for approving the Strategic Plan.

BOARD INDEPENDENCE

    The Board shall meet independently of management at every regularly scheduled meeting.

SIZE OF BOARD AND SELECTION PROCESS

    In accordance with Nexen's Articles, the Board shall consist of between three and 15 Directors at all times. Directors shall be elected by the shareholders each year at the annual meeting. The Board may appoint additional Directors, from time to time, between annual shareholder meetings, who shall serve until the next annual meeting of shareholders.

    All candidates for election or appointment to the Board shall initially be reviewed and recommended by the Corporate Governance and Nominating Committee.

BOARD MEETING ATTENDANCE

    Each Director shall strive for perfect attendance at all Board and Board Committee meetings. Nexen shall disclose annually in the Proxy Statement and Information Circular and the Form 10-K the attendance record of Directors at Board and Board Committee meetings.

                                   DIRECTORS

INDEPENDENCE

    The Board has adopted and shall maintain and annually review Categorical Standards for Director Independence. The Categorical Standards for Director Independence shall set out the requirements for determining independence of all Directors in general and independence of Directors who are members of the Audit and Conduct Review Committee. The Categorical Standards for Director Independence shall be publicly disclosed.

    The Board shall annually review and make a determination with respect to the independence of each of the Directors in light of the Categorical Standards for Director Independence. The independence determinations shall be disclosed annually in the Proxy Statement and Information Circular and the Form 10-K.

    Nexen will maintain an independent Board at all times, with at least two-thirds of the membership determined to be independent.

SHARE OWNERSHIP

    The Board has adopted and shall maintain and review, from time to time, guidelines for shareholdings of Directors and Officers. These guidelines for shareholdings shall be publicly disclosed.

DIRECTOR ORIENTATION/EDUCATION

    Nexen has developed and shall maintain and provide an orientation for all new directors. Special presentations and business unit reviews shall be provided to all Directors from time to time for continuous education purposes.

PERFORMANCE EVALUATION

    Every Director shall participate in an annual review questionnaire. The review includes evaluations of the performance of the Board as a whole, all Board Committees, and the performance and skills of individual Directors. Results of the questionnaire shall be evaluated and reviewed by the Corporate Governance and Nominating Committee who shall, in turn, report to the Board and recommend any changes or further actions to address issues that were identified.

COMPENSATION

    Nexen shall review compensation of Directors and of the Chair of the Board every two years. The Compensation and Human Resources Committee shall make recommendations to the Board with respect to compensation of Directors, the Chair of the Board and the Chairs of the Board Committees.

PERFORMANCE BASED COMPENSATION

    Non-executive Directors are no longer eligible to receive stock options. Alternate methods of performance based compensation will be employed. All performance based compensation granted to Directors shall be publicly disclosed.

RETIREMENT

    Directors who are 72 years of age shall not be eligible to stand for election at the next annual meeting of shareholders. Directors who turn 72 during their term shall be eligible to finish out their current term.

                                BOARD COMMITTEES

BOARD COMMITTEE INDEPENDENCE

    Board Committees may meet independently of management whenever they see fit.

REQUIRED COMMITTEES

    The Board has adopted and authorized the Board Committees set out below who have the general responsibilities indicated.

    Each Board Committee has developed a Board Committee Mandate which has been approved by the Board. Each Board Committee Mandate sets out the duties and responsibilities of that Board Committee. All Board Committee Mandates shall be annually reviewed by the Corporate Governance and Nominating Committee and the relevant Board Committee. Any changes to any Board Committee Mandate shall be approved by the Board. All Board Committee Mandates shall be publicly disclosed.

    Each Board Committee shall report regularly to the Board and report from time to time to such other Board Committee as may be required pursuant to its Mandate. Each Board Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. Each Board Committee shall participate in an annual performance evaluation.

    No Director who is an executive officer of Nexen shall be a member of any Board Committee.

    The Audit and Conduct Review Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the annual and quarterly financial statements to be provided to shareholders and regulatory bodies; (ii) Nexen's compliance with accounting and finance based legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; (iv) the system of internal accounting and financial reporting controls that management has established; and, (v) the performance of the internal and external audit process and the independent auditor. The Committee also provides an avenue for communication between each of internal audit, the independent auditors, financial and senior management and the Board. The Committee has sole authority for addressing accounting related complaints made pursuant to the Ethics Policy.

    The Compensation and Human Resources Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) human resources policies; (ii) executive management compensation; and, (iii) executive management succession and development.

    The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the development and implementation of principles and systems for the management of corporate governance; and, (ii) identifying qualified candidates and recommending nominees for director and board committee appointments.

    The Finance Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) financial policies and strategies including capital structure; (ii) financial risk management practices; and,
(iii) transactions or circumstances which could materially affect Nexen's financial profile.

    The Reserves Review Committee assists the Board in fulfilling its oversight responsibilities with respect to the annual review of Nexen's petroleum and natural gas reserves.

    The Safety, Environment and Social Responsibility Committee assists the Board in fulfilling its oversight responsibilities with respect to due diligence in the development and implementation of systems for the management of safety, environment and social responsibility.

AUDIT AND CONDUCT REVIEW COMMITTEE MEMBER INDEPENDENCE

    All members of the Audit and Conduct Review Committee shall be independent pursuant to Nexen's Categorical Standards for Director Independence, which set out additional requirements for members of the Audit and Conduct Review Committee. The Board shall annually review and make a determination with respect to the independence of each of the members of the Audit and Conduct Review Committee as against the Categorical Standards for Director Independence. Independence of Audit and Conduct Review Committee members shall be disclosed annually in the Proxy Statement and Information Circular and the Form 10-K.

AUDIT AND CONDUCT REVIEW COMMITTEE FINANCIAL EXPERTS

    All members of the Audit and Conduct Review Committee shall be financially literate. "Financial literacy" shall be defined by the Board and the definition shall be disclosed annually in the Proxy Statement and Information Circular. At least one member of the Audit and Conduct Review Committee shall be a financial expert pursuant to the requirements of applicable securities regulations. The Board shall annually review and make a determination with respect to financial experts on the Audit and Conduct Review Committee. Nexen shall disclose annually in the Proxy Statement and Information Circular and the Form 10-K, those members of the Audit and Conduct Review Committee who are determined to be financial experts.

                                    OFFICERS

DUTIES AND RESPONSIBILITIES OF THE CHAIR OF THE BOARD

    The Board has adopted and shall maintain and annually review the Chair Mandate / Position Description. The Chair Mandate / Position Description sets out the duties and responsibilities of the Chair of the Board. The Chair Mandate / Position Description shall be publicly disclosed.

DUTIES AND RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER

    The Board has adopted and shall review and update from time to time a Chief Executive Officer Mandate / Position Description. The Chief Executive Officer Mandate / Position Description sets out the duties and responsibilities of the Chief Executive Officer. The Chief Executive Officer Mandate / Position Description shall be publicly disclosed.

    The Board shall review and approve the Annual Objectives of the Chief Executive Officer. The Board shall annually approve the compensation of the Chief Executive Officer in light of the achievement of Annual Objectives.

SUCCESSION PLANNING

    The Compensation and Human Resources Committee shall review and report to the Board annually on the succession plan for Nexen's Chief Executive Officer and senior management.

                                    POLICIES

ETHICS POLICY

    The Audit and Conduct Review Committee and the Board have approved and shall review and update from time to time an Ethics Policy applicable to all directors, officers and employees. The Ethics Policy shall be publicly disclosed on Nexen's website. Any waivers of or changes to the Ethics Policy shall be approved by the Board and shall be appropriately disclosed.

    The Ethics Policy contains provisions for the submission of complaints by employees and others with respect to financial reporting, internal accounting and audit matters, including protection from retaliation for employees who submit complaints.

    As set out in the Ethics Policy Nexen has developed and shall review and update from time to time the following policies:

       Human Rights Policy
       Environmental Conservation Policy
       Safety, Environment and Social Responsibility Policy
       Security Policy
       Competition Policy
       Conflict of Interest Policy
       Trading in Company Securities Policy
       Prevention of Improper Payments and Related Actions Policy
       External Communications Policy
       Confidential Information Policy
       Employee Protection of Computer Hardware, Software, and Data Policy Employee/Labour Relations Policy

TRADING IN COMPANY SECURITIES (INSIDER TRADING) POLICY

    Nexen has developed and shall review and update from time to time a Trading in Company Securities (Insider Trading) Policy applicable to all directors, officers and employees.

EXTERNAL COMMUNICATIONS POLICY

    Nexen has developed and shall review and update from time to time an External Communications Policy.

    Section 6 of the External Communications Policy shall be publicly disclosed on Nexen's website as set out in the Policy.

                                   DISCLOSURE

ANNUAL GOVERNANCE REPORTING

    Nexen shall disclose annually in the Proxy Statement and Information Circular, in the recommended tabular format, its compliance with the current and proposed corporate governance guidelines of the Toronto Stock Exchange ("TSX"). Beginning in 2004, Nexen will also disclose annually either the differences between the corporate governance requirements of the New York Stock Exchange ("NYSE") and the TSX guidelines or its compliance with the corporate governance requirements of the NYSE.

ONGOING GOVERNANCE DISCLOSURE

    Nexen shall publicly disclose its Corporate Governance Policy; Categorical Standards for Director Independence; Board and all Board Committee Mandates; Chair and Chief Executive Officer Mandates / Position Descriptions; Ethics Policy; and, appropriate section of the External Communications Policy, as are referred to in this Corporate Governance Policy.

    Nexen shall publicly disclose any waivers of any of the provisions of or any changes to any one of its Corporate Governance Policy; Categorical Standards for Director Independence; Board and all Board Committee Mandates; Chair and Chief Executive Officer Mandates / Position Descriptions; Ethics Policy; and, appropriate section of the External Communications Policy, as are referred to in this Corporate Governance Policy.

                                                                    SCHEDULE "B"



        TORONTO STOCK EXCHANGE (TSX) AND NEW YORK STOCK EXCHANGE (NYSE)
                          GOVERNANCE COMPLIANCE TABLES
         TSX PROPOSED CORPORATE GOVERNANCE GUIDELINES COMPLIANCE TABLE

--------------------------------------------------------------------------------------------------------
           TSX PROPOSED GUIDELINES               COMPLIANCE                    COMMENTS
--------------------------------------------------------------------------------------------------------
 1.  The board of directors of every              Yes          The Board Mandate, setting out its
     corporation should explicitly assume                      stewardship responsibilities, is included
     responsibility for the stewardship of the                 in Schedule "C".
     corporation and adopt a formal mandate
     setting out the Board's stewardship
     responsibilities, and as part of the
     overall stewardship responsibility, the
     Board should assume responsibility for
     the following matters:

     (a)  adoption of a strategic planning        Yes          The Board has approved a strategic
          process and the approval and review,                 planning process and annually reviews and
          on at least an annual basis of a                     approves the strategic plan, which takes
          strategic plan that takes into                       into account, among other things,
          account, among other things,                         opportunities and risks of the business.
          opportunities and risks of the                       The competitive environment, pricing and
          business;                                            other strategic issues are also reviewed
                                                               at each Board meeting.

     (b)  the identification of the principal     Yes          The Audit and Conduct Review, Finance,
          risks of the corporation's business                  Reserves Review, and Safety, Environment
          and overseeing the implementation of                 and Social Responsibility Committees
          appropriate systems to manage these                  identify our major financial and
          risks;                                               operating risks and review our policies
                                                               and practices, including insurance, to
                                                               manage such risks. These committees
                                                               report regularly to the Board.

     (c)  succession planning, including          Yes          The Compensation and Human Resources
          appointing, training and monitoring                  Committee reviews these matters with
          senior management and the CEO in                     respect to the officers. The Board has
          particular;                                          responsibility for appointing, training
                                                               and monitoring the CEO.

     (d)  communications policies for the         Yes          The Board has mandated Nexen's Investor
          corporation, which policies should                   Relations group and the Chief Financial
          (i) address how the corporation                      Officer to disseminate information to
          interacts with analysts, investors,                  Nexen's stakeholders, receive feedback
          other key stakeholders and the                       from the stakeholders and report to the
          public; (ii) contain measures for                    Board through the Finance Committee. Our
          the corporation to comply with its                   External Communications Policy and
          continuous and timely disclosure                     Disclosure Controls and Procedures
          obligations and to avoid selective                   (implemented through a Disclosure Review
          disclosure; and (iii) be reviewed at                 Committee) ensure that continuous and
          least annually.                                      timely disclosure obligations are met and
                                                               selective disclosure is prevented. The
                                                               Board reviews the External Communications
                                                               Policy annually.

     (e)  integrity of the corporation's          Yes          The Audit and Conduct Review Committee
          internal control and management                      reviews our internal control and
          information systems.                                 management information systems and
                                                               reports to the Board. Our Internal
                                                               Auditor reports regularly to the
                                                               Committee on the results of internal
                                                               audits conducted throughout the year.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
           TSX PROPOSED GUIDELINES               COMPLIANCE                    COMMENTS
--------------------------------------------------------------------------------------------------------
 2.  The board of directors of every              Yes          Nine of the 11 nominees proposed by
     corporation should be constituted with a                  management for election to the Board are
     majority of individuals who qualify as                    independent pursuant to our categorical
     unrelated directors.                                      standards. Under the definitions set out
                                                               in the proposed TSX guidelines, which are
                                                               not effective at this time, one
                                                               additional director would not be
                                                               considered "unrelated" until after
                                                               May 31, 2004.
--------------------------------------------------------------------------------------------------------
 3.  The analysis of the application of the       Yes          Our Categorical Standards meet or exceed
     principles supporting the conclusion in                   the requirements set out in the current
     paragraph 2 above.                                        TSX guidelines and specifically require
                                                               analysis of the nature and significance
                                                               of relationships between the directors
                                                               and Nexen.
--------------------------------------------------------------------------------------------------------
     The board of directors of every
 4.  corporation should appoint a committee of    Yes          The Corporate Governance and Nominating
     directors composed exclusively of                         Committee is comprised of six independent
     non-management directors, a majority of                   directors. The Corporate Governance and
     whom are unrelated directors; with the                    Nominating Committee is responsible for
     responsibility for proposing to the full                  considering nominees recommended by
     board new nominees to the board and for                   shareholders; making recommendations for
     assessing directors on an ongoing basis.                  candidates for election to the Board and
                                                               appointment to Board Committees; and,
                                                               assessing the effectiveness of directors.
                                                               In light of opportunities and risks
                                                               facing Nexen, the Committee takes into
                                                               account what competencies, skills and
                                                               personal qualities the Board should seek
                                                               in new members in order to add value to
                                                               Nexen.
--------------------------------------------------------------------------------------------------------
 5.  Every board of directors should implement    Yes          The Corporate Governance and Nominating
     a process to be carried out by the                        Committee annually assesses the
     nominating committee or other appropriate                 effectiveness of the Board, Board
     committee for assessing the effectiveness                 Committees and the contributions of
     of the board as a whole, the committees                   individual directors and makes
     of the board and the contribution of                      recommendations to the Board.
     individual directors.
--------------------------------------------------------------------------------------------------------
 6.  Every corporation, as an integral element    Yes          We have established an orientation
     of the process for appointing new                         program for new directors which includes:
     directors, should provide an orientation                  information on the role of the Board and
     and education program for new recruits to                 its Committees; company and industry
     the board.                                                information; and, the contribution
                                                               individual directors are expected to
                                                               make.

     In addition, every corporation should                     Presentations are made to the Board from
     provide continuing education for all                      time to time to educate and keep the
     directors.                                                Board informed of changes within Nexen
                                                               and in legal, regulatory and industry
                                                               requirements and standards. Trips to
                                                               various operating sites are also arranged
                                                               for directors as part of continuing
                                                               education.
--------------------------------------------------------------------------------------------------------
 7.  Every board of directors should examine      Yes          The Board is comprised of 11 directors,
     its size and composition and undertake,                   which is large enough to permit a
     where appropriate, a program to establish                 diversity of views and staff the
     a board comprised of members who                          Committees, without being so large as to
     facilitate effective decision making.                     detract from efficiency and
                                                               effectiveness. The Corporate Governance
                                                               and Nominating Committee annually reviews
                                                               a skills matrix completed by all
                                                               directors. The matrix sets out the
                                                               various skills and areas of expertise
                                                               determined to be essential to ensure
                                                               appropriate strategic direction and is
                                                               used to assist in recruiting to the
                                                               Board.
--------------------------------------------------------------------------------------------------------
     A committee of the board of directors
 8.  comprised solely of unrelated directors      Yes          The Compensation and Human Resources
     should review the adequacy and form of                    Committee is comprised of six independent
     the compensation of senior management and                 directors. The Committee reviews the
     directors, with such compensation                         adequacy and form of CEO, senior
     realistically reflecting the                              management and director compensation
     responsibilities and risks of such                        annually, and makes recommendations to
                                                               the Board. CEO compensation is approved
     positions.                                                by the independent directors of the
                                                               Board.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
           TSX PROPOSED GUIDELINES               COMPLIANCE                    COMMENTS
--------------------------------------------------------------------------------------------------------
 9.  Subject to guidelines 8 and 13,              Yes          All Committees are composed solely of
     committees of the board of directors                      non-management directors. Audit and
     should generally be composed solely of                    Conduct Review Committee, Compensation
     non-management directors, a majority of                   and Human Resources Committee, and
     whom are unrelated directors.                             Corporate Governance and Nominating
                                                               Committee members are independent. All
                                                               other committees have a majority of
                                                               independent directors.
--------------------------------------------------------------------------------------------------------
10.  Every board of directors should expressly    Yes          The Corporate Governance and Nominating
     assume responsibility for, or assign to a                 Committee develops and reviews our
     committee of directors the general                        corporate governance systems and
     responsibility for developing the                         recommends changes to the Board.
     corporation's approach to governance
     issues.

     This Committee takes into account new and                 The Committee reviews and approves the
     proposed regulatory requirements in                       annual disclosure of governance and our
     making its recommendations to the Board                   response to these governance guidelines.
     and reviews and approves annual
     disclosure of corporate governance
     practices, including the response to
     these guidelines.
--------------------------------------------------------------------------------------------------------
11.  The board of directors, together with the                 The Board Mandate sets out the
     CEO, should develop position descriptions                 responsibilities of the Board. The Board
     for the board and the CEO, including the                  retains all powers not delegated by the
     definition of the limits to management's                  Board to management or to Board
     responsibilities.                                         Committees. The CEO Position Description
                                                               / Mandate is included in Schedule "D".
                                                               The CEO has general supervision over the
                                                               business and affairs and over other
                                                               officers of Nexen, and is responsible to
                                                               the Board.

     In addition, the board should approve or                  On an annual basis, the Board approves
     develop the corporate objectives that the                 CEO objectives that relate to the
     CEO is responsible for meeting and assess                 implementation of the strategic plan and
     the CEO against these objectives.                         financial and operational performance.
                                                               Objectives also deal with organizational
                                                               matters related to employee development
                                                               and corporate values. CEO performance is
                                                               assessed annually against the objectives.
--------------------------------------------------------------------------------------------------------
12.  Every board of directors should implement    Yes          The Board is chaired by an independent
     structures and procedures that ensure                     director and meets without management at
     that the board can function independently                 every regularly scheduled meeting. Board
     of management.                                            Committees meet with external consultants
                                                               and internal personnel, without
                                                               management, when they see fit.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
           TSX PROPOSED GUIDELINES               COMPLIANCE                    COMMENTS
--------------------------------------------------------------------------------------------------------
13.  The audit committee should be composed       Yes          The Audit and Conduct Review Committee is
     solely of unrelated directors.                            comprised of six independent directors.

     All of the members of the audit committee
     should be financially literate and at                     All members of the Board are financially
     least one member should have accounting                   literate pursuant to the definition
     or related financial experience. Each                     adopted by the Board on February 12, 2004
     board shall determine the definition and                  (having an understanding of generally
     criteria for "financial literacy" and                     accepted accounting principles and
     "accounting or related financial                          financial statements and the ability to
     experience" and such definitions shall                    assess the general application of such
     form part of the disclosure required                      principles in connection with the
                                                               accounting for estimates, accruals and
     under this guideline.                                     reserves. Such understanding to have been
                                                               acquired by (i) education and experience
                                                               as a principal financial officer,
                                                               principal accounting officer, controller,
                                                               public accountant or auditor or
                                                               experience in one or more positions that
                                                               involve the performance of similar
                                                               functions; (ii) experience actively
                                                               supervising a principal financial
                                                               officer, principal accounting officer,
                                                               controller, public accountant, auditor or
                                                               person performing similar functions;
                                                               (iii) experience overseeing or assessing
                                                               performance of companies or public
                                                               accountants with respect to the
                                                               preparation, auditing or evaluation of
                                                               financial statements; or, (iv) other
                                                               relevant experience). Four members of the
                                                               Audit and Conduct Review Committee have
                                                               been designated by the Board as financial
                                                               experts under final rules issued by the
                                                               SEC pursuant to the requirements of
                                                               Sarbanes-Oxley.

     The audit committee should have direct                    The Audit and Conduct Review Committee
     communication channels with the internal                  holds separate closed sessions (without
     and external auditors to discuss and                      management) with the internal and
     review specific issues as appropriate.                    external auditors at each regularly
                                                               scheduled meeting.

     The audit committee duties should include
     oversight responsibility for management                   The Audit and Conduct Review Committee
     reporting on internal control. While it                   Mandate, included in Schedule "D", sets
     is management's responsibility to design                  out the Committee's responsibilities in
     and implement an effective system of                      all of these areas.
     internal control, it is the
     responsibility of the audit committee to
     oversee this responsibility.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
           TSX PROPOSED GUIDELINES               COMPLIANCE                    COMMENTS
--------------------------------------------------------------------------------------------------------
14.  The audit committee charter should set       Yes          The Audit Committee Mandate, included in
     out explicitly the role and oversight                     Schedule "D", sets out the Committee's
     responsibility of the audit committee                     oversight responsibilities with respect
     with respect to:                                          to all of these matters.

     o    its relationship with and
          expectation of the external auditors
          including the establishment of the
          independence of the external
          auditor;

     o    the determination of which non-audit
          services the external auditor is
          prohibited from providing;

     o    the engagement, evaluation,
          remuneration and termination of the
          external auditor;

     o    appropriate funding for payment of
          the auditor's compensation and for
          any advisors retained by the audit
          committee;

     o    its relationship with and
          expectation of the internal auditor
          function;

     o    its oversight of internal control;

     o    disclosure of financial and related
          information; and

     o    any other matters that the audit
          committee feels are important to its
          mandate or that the board chooses to
          delegate to it.

     Even though the audit committee has a
     specific mandate and its members may have financial experience, they do not have the obligation to act as auditors or perform auditing, or to determine that the issuer's financial statements are complete and accurate.

     The audit committee charter should                        The Audit and Conduct Review Committee
     specify that the external auditor is                      Mandate specifies that the external
     accountable to the board of directors and                 (independent) auditor is accountable to
     the audit committee as representatives of                 the Committee as the representative of
     shareholders.                                             the shareholders.

     The board of directors should review and                  The Corporate Governance and Nominating
     reassess the adequacy of the audit                        Committee reviews and assesses all of the
     committee charter on at least an annual                   Committees' Mandates annually and makes
     basis.                                                    recommendations to the Committees, who,
                                                               in turn, make recommendations to
                                                               the Board.
--------------------------------------------------------------------------------------------------------

15.  The board of directors should implement a    Yes          Individual directors may engage outside
     system which enables an individual                        advisors with the authorization of the
     director to engage an external advisor at                 Corporate Governance and Nominating
     the expense of the corporation in                         Committee.
     appropriate circumstances. The engagement
     of the external advisor should be subject
     to the approval of an appropriate
     committee of the board.
--------------------------------------------------------------------------------------------------------

                NYSE CORPORATE GOVERNANCE RULES COMPLIANCE TABLE

-------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS
-------------------------------------------------------------------------------------------------------------
 1.  Listed companies must have a majority of               Yes          Nine of the 11 nominees proposed by
     independent directors.                                              management for election to the Board
                                                                         are independent.
-------------------------------------------------------------------------------------------------------------
 2.  In order to tighten the definition of "independent     Yes          The Board affirmatively determined
     director" for the purposes of these standards:                      the independence of nine of its 11
                                                                         members on February 12, 2004 under
                                                                         our Categorical Standards, which
                                                                         meet or exceed the requirements of
                                                                         the NYSE rules.
          No director qualifies as "independent" unless
     (a)  the board of directors affirmatively
          determines that the director has no material
          relationship with the listed company (either
          directly or as a partner, shareholder or
          officer of an organization that has a
          relationship with the company). Companies must
          disclose these determinations.

     (b)  In addition:                                                   The NYSE rules and our Categorical
                                                                         Standards provide for a transition
                                                                         rule, stating that independence is
                                                                         reviewed with a one-year look back
                                                                         period until November 4, 2004, at
                                                                         which time the three-year look back
                                                                         period set out in this rule becomes
                                                                         effective. The directors shown as
                                                                         independent on the chart on page 16
                                                                         of this Circular meet each of these
                                                                         additional standards.
             (i)  A director who is an employee, or
                  whose immediate family member is an
                  executive officer, of the company is
                  not independent until three years
                  after the end of such employment
                  relationship;

                  A director who receives, or whose
            (ii)  immediate family member receives, more
                  than U.S. $100,000 per year in direct
                  compensation from the listed company,
                  other than director and committee fees
                  and pension or other forms of deferred
                  compensation for prior service
                  (provided such compensation is not in
                  any way contingent on continued
                  service), is not independent until
                  three years after he or she ceases to
                  receive more than $100,000 per year in
                  such compensation.

                  A director who is affiliated with or
           (iii)  employed by, or whose immediate family
                  member is affiliated with or employed
                  in a professional capacity by, a
                  present or former internal or external
                  auditor of the company is not
                  "independent" until three years after
                  the end of the affiliation of the
                  employment or auditing relationship.
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS
--------------------------------------------------------------------------------------------------------------
                  A director who is employed, or whose
            (iv)  immediate family member is employed,
                  as an executive officer or another
                  company where any of the listed
                  company's present executive serve on
                  that company's compensation committee
                  is not "independent" until three years
                  after the end of such service or the
                  employment relationship.

                  A director who is an executive officer
                  or an employee, or whose immediate
                  family member is an executive officer,
             (v)  of a company that makes payments to,
                  or receives payments from, the listed
                  company for property or services in an
                  amount which, in any single fiscal
                  year, exceeds the greater of
                  U.S. $1 million, or 2% of such other
                  company's consolidated gross revenues,
                  is not "independent" until three years
                  after falling below such threshold.
--------------------------------------------------------------------------------------------------------------
 3.  To empower non-management directors to serve as a      Yes          Pursuant to the standard agenda for
     more effective check on management, the                             Nexen's Board meetings, the
     non-management directors of each company must meet                  non-management directors meet in
     at regularly scheduled executive sessions without                   executive sessions without management
     management.                                                         at every regularly scheduled board
                                                                         meeting and any other time they deem
                                                                         necessary.
--------------------------------------------------------------------------------------------------------------
 4.  (a)  Listed companies must have a nominating /         Yes          The Corporate Governance and
          corporate governance committee composed                        Nominating Committee is comprised of
          entirely of independent directors.                             six independent directors.

     (b)  The nominating / corporate governance             Yes          The Corporate Governance and
          committee must have a written charter that                     Nominating Committee Mandate,
          addresses:                                                     included in Schedule "D", sets out
                                                                         the Committee's responsibilities in
                                                                         light of all of these requirements.
                  the committee's purpose and
                  responsibilities -- which, at minimum,
                  must be to: identify individuals
             (i)  qualified to become board members,
                  consistent with criteria approved by
                  the board, and to select, or to
                  recommend that the board select, the
                  director nominees for the next annual
                  meeting of shareholders; develop and
                  recommend to the board a set of
                  corporate governance principles
                  applicable to the corporation; and
                  oversee the evaluation of the board
                  and management; and

            (ii)  an annual performance evaluation of                    The Committee participates in the
                  the committee.                                         annual evaluation of director,
                                                                         committee and board performance that
                                                                         it conducts.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS
--------------------------------------------------------------------------------------------------------------
 5.  (a)  Listed companies must have a compensation         Yes          The Compensation and Human Resources
          committee composed entirely of independent                     Committee is comprised of
          directors.                                                     six independent directors.

     (b)  The compensation committee must have a written                 The Compensation and Human Resources
          charter that addresses:                                        Committee Mandate, attached in
                                                                         Schedule "D", sets out the
                                                                         Committee's responsibilities in light
                                                                         of all of these requirements.
             (i)  the committee's purpose and
                  responsibilities -- which, at minimum,
                  must be to have direct responsibility
                  to:

                  (A)   review and approve corporate                     The independent directors of the
                        goals and objectives relevant to                 Board, on the recommendation of the
                        CEO compensation, evaluate the                   Committee, determine the CEO's
                        CEO's performance in light of                    compensation level based on an
                        those goals and objectives, and,                 evaluation of performance in light of
                        either as a committee or                         approved corporate goals and
                        together with the other                          objectives.
                        independent directors (as
                        directed by the board),
                        determine and approve the CEO's
                        compensation level based on this
                        evaluation; and

                  (B)   make recommendations to the
                        board with respect to non-CEO
                        compensation, incentive
                        compensation plans and equity-
                        based plans; and

                  (C)   produce a compensation committee                 The report of the Compensation and
                        report on executive compensation                 Human Resources Committee begins on
                        as required by the SEC to be                     page 21 of this Circular and is also
                        included in the company's annual                 included beginning on page 112 in the
                        proxy statement or annual report                 Nexen's Annual Report on Form 10-K.
                        on Form 10-K filed with
                        the SEC;

            (ii)  an annual performance evaluation of                    The Committee participates in an
                  the compensation committee.                            annual evaluation of director,
                                                                         committee and board performance
                                                                         conducted by the Corporate Governance
                                                                         and Nominating Committee.
--------------------------------------------------------------------------------------------------------------
 6.  Listed companies must have an audit committee that     Yes          Our Categorical Standards are
     satisfies the requirements of Rule 10A-3 under the                  consistent with the requirements of
     Exchange Act.                                                       Rule 10A-3 of the Exchange Act. All
                                                                         members the Audit and Conduct Review
                                                                         Committee are independent.
--------------------------------------------------------------------------------------------------------------
     (a)  The audit committee must have a minimum of        Yes          The Audit and Conduct Review
          three members.                                                 Committee is comprised of
                                                                         six directors.

     (b)  In addition to any requirement of                              Our Categorical Standards are
          Rule 10A-3(b)(1), all audit committee members                  consistent with the requirements of
          must satisfy the requirements for independence                 Section 303A.02. All members of the
          set out in Section 303A.02.                                    Audit and Conduct Review Committee
                                                                         are independent.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS
--------------------------------------------------------------------------------------------------------------
 7.  (c)  The audit committee must have a written           Yes          The Audit and Conduct Review
          charter that addresses:                                        Committee Mandate, attached in
                                                                         Schedule "D", sets out the
                                                                         Committee's responsibilities in light
                                                                         of all of these requirements.
             (i)  the committee's purpose -- which, at
                  minimum, must be to:

                  (A)   assist board oversight of
                        (1) integrity of the company's
                        financial statements, (2) the
                        company's compliance with legal
                        and regulatory requirements,
                        (3) the independent auditor's
                        qualifications and independence,
                        and (4) the performance of the
                        company's internal audit
                        function and independent
                        auditors; and

                  (B)   prepare an audit committee
                        report as required by the SEC to
                        be included in the company's
                        annual proxy statement;

            (ii)  an annual performance evaluation of                    The Committee participates in an
                  the audit committee; and                               annual evaluation of director,
                                                                         committee and board performance
                                                                         conducted by the Corporate Governance
                                                                         and Nominating Committee.

           (iii)  the duties and responsibilities of the
                  audit committee -- which, at a
                  minimum, must include those set out in
                  rule 10A-3(b)(2), (3), (4) and (5) of
                  the Exchange Act, as well as to:

                  (A)   at least annually, obtain and
                        review a report by the
                        independent auditor describing:
                        the firm's internal quality-
                        control procedures; any material
                        issues raised by the most recent
                        internal quality-control review,
                        or peer review, of the firm, or
                        by any inquiry or investigation
                        by governmental or professional
                        authorities, within the
                        preceding five years, respecting
                        one or more independent audits
                        carried out by the firm, and any
                        steps taken to deal with any
                        such issues; and (to assess the
                        auditor's independence) all
                        relationships between the
                        independent auditor and the
                        company.

                  (B)   discuss the company's annual
                        audited financial statements and
                        quarterly financial statements
                        with management and the
                        independent auditor, including
                        the company's disclosures under
                        "Management's Discussion and
                        Analysis of Financial Condition
                        and Results of Operations";
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS

--------------------------------------------------------------------------------------------------------------
                  (C)   discuss the company's earnings
                        press releases, as well as
                        financial information and
                        earnings guidance provided to
                        analysts and rating agencies;

                  (D)   discuss the policies with
                        respect to risk assessment and
                        risk management;

                  (E)   meet separately, periodically,                   The Audit and Conduct Review
                        with management, with internal                   Committee holds separate closed
                        auditors (or other personnel                     sessions (without management) with
                        responsible for the internal                     each of the internal and external
                        audit function) and with                         auditors at every regularly scheduled
                        independent auditors;                            meeting.

                  (F)   review with the independence
                        auditor any audit problems or
                        difficulties and management's
                        response;

                  (G)   set clear hiring policies for
                        employees or former employees of
                        the independent auditors; and

                  (H)   report regularly to the board of
                        directors.

     Each listed company must have an internal audit                     Nexen has an internal audit function.
     function.                                                           The internal auditor reports to and
                                                                         has a closed session (without
                                                                         management) with the Audit and
                                                                         Conduct Review Committee at each of
                                                                         its regularly scheduled meetings.
--------------------------------------------------------------------------------------------------------------
 8.  Shareholders must be given the opportunity to vote     Yes          Shareholder approval has been sought
     on all equity-compensation plans and material                       and received for Nexen's Stock Option
     revisions thereto (exempting plans that are made                    Plan and, shareholder approval is
     available to shareholders generally, such as a                      currently being sought for revisions
     typical dividend reinvestment plan and plans that                   to Nexen's Stock Option Plan,
     merely allow employees, directors or other service                  including changing it to a Tandem
     providers to elect to buy shares on the open market                 Option Plan as described on page 9 of
     or from the listed company for their current fair                   this Circular.
     market value, regardless of whether the shares are
     delivered immediately or on a deferred basis; or
     the payments for the shares are made directly or by
     giving up compensation that is otherwise due).
--------------------------------------------------------------------------------------------------------------
 9.  Listed companies must adopt and disclose corporate     Yes          A revised Corporate Governance Policy
     governance guidelines.                                              was adopted by Nexen's Board on
                                                                         July 17, 2003. The policy is attached
                                                                         as Schedule "A" to this Circular and
                                                                         is available on our website.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
            NYSE CORPORATE GOVERNANCE RULES                COMPLIANCE                  COMMENTS
--------------------------------------------------------------------------------------------------------------
10.  Listed companies must adopt and disclose a code of     Yes          Our Ethics Policy is described more
     business conduct and ethics for directors, officers                 fully on page 3 of this Circular and
     and employees, and promptly disclose any waivers of                 is available on our website.
     the code for directors or executive officers.
--------------------------------------------------------------------------------------------------------------
11.  Listed foreign private issuers must disclose any       Yes          Nexen is a foreign private issuer in
     significant ways in which their corporate                           the U.S. However, its corporate
     governance practices differ from those followed by                  governance practices do not differ in
     domestic companies under NYSE listing standards.                    any significant ways from those
                                                                         followed by domestic U.S. companies
                                                                         under NYSE listing standards. This
                                                                         table sets out Nexen's governance
                                                                         practices in light of the NYSE
                                                                         listing standards.
--------------------------------------------------------------------------------------------------------------
12.  (a)  Each listed company CEO must certify to the       Yes          The CEO has certified to the NYSE
          NYSE each year that he or she is not aware of                  that he is not aware of any violation
          any violation by the company of NYSE corporate                 by Nexen of NYSE corporate governance
          governance listing standards.                                  listing standards.

     (b)  Each listed company CEO must promptly notify      Yes          There have been no incidences of
          the NYSE in writing after any executive                        material non-compliance with any
          officer of the listed company becomes aware of                 applicable provisions of
          any material non-compliance with any                           Section 303A of the NYSE listing
          applicable provisions of this Section 303A.                    standard.
--------------------------------------------------------------------------------------------------------------
13.  The NYSE may issue a public reprimand letter to any    n/a          No reprimand letter has been issued
     listed company that violates a NYSE listing                         to Nexen by the NYSE.
     standard.
--------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE "C"



                CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

GENERAL INFORMATION

    The independence of all directors of Nexen will be reviewed at least annually by the board in light of the specific requirements set out below and made public in Nexen's Form 10-K prior to directors standing for election or re-election to the board. Directors who meet the specific requirements of these Categorical Standards will be considered independent.

    Nexen will maintain a minimum of 60% independent directors at all times, and it is the board's goal that at least two-thirds of the directors will be independent pursuant to these categorical standards at all times.

    Directors who do not meet these standards for independence also make valuable contributions to the board and to Nexen by reason of their knowledge and experience.

    These categorical standards meet or exceed the requirements set out in U.S. Securities and Exchange Commission rules and regulations, the Sarbanes-Oxley Act of 2002, the New York Stock Exchange ("NYSE") rules, the Toronto Stock Exchange ("TSX") guidelines and relevant provisions of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities. These categorical standards may be amended from time to time by the board and will be amended when necessary to comply with regulatory requirements. The current categorical standards will be disclosed annually.

    To be considered "independent" under the NYSE rules, the board must affirmatively determine that a director does not have any direct or indirect material relationship with Nexen. An "outside" and "unrelated" director under the TSX guidelines is a director who is independent of management and is free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.

DEFINITIONS

    An "Affiliate" of a specified person (which includes a corporate entity or partnership) is a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the specified person.

    "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and anyone (other than domestic employees) who shares the person's home.

    "Officer" means a chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) of a business enterprise, and any other officer or person who performs a policy-making function for such a business enterprise. Officers of subsidiaries will be deemed to be officers of the parent if they perform policy-making functions for the parent. The term Officer specifically excludes a director, including a chair of a board of any corporation, where that person is not otherwise an Officer as defined above.

DIRECTORS

    The following categorical standards have been established to determine when a director of Nexen is independent:

1. A director will not be independent if, within the one year period immediately prior to November 4, 2003 or beginning on November 4, 2004 within the last three year period:

    a.  the director was employed by Nexen(1);

    b. an Immediate Family member of the director was employed by Nexen as an Officer;

    c. the director or an Immediate Family member of the director received more than U.S. $100,000 per year in direct compensation from Nexen, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

    d. the director or an Immediate Family member of the director was employed in a professional capacity by or was an Affiliate of Nexen's present or former internal or external auditor;

    e. a Nexen Officer was on the compensation committee (or its equivalent) of a company which employed the Nexen director or an Immediate Family member of the Nexen director as an Officer; or

------------------------

(1) In this section the term "Nexen" includes any parent or subsidiary in a consolidated group with Nexen.

1. a Nexen director was an Officer or employee or an Immediate Family member of a Nexen director was an Officer of another company which made payments to Nexen or received payments from Nexen and the total amount of the other company's payments to or from Nexen in any single fiscal year was more than the greater of U.S. $1,000,000 or 2% of the total consolidated gross revenues of the other company.

2. A charitable relationship will not be considered to be a material relationship that would impair a director's independence or that could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Nexen if a director of Nexen serves as an Officer, director or trustee of a charitable organization, and Nexen's charitable contributions to the organization in any single fiscal year within the preceding three years are less than the greater of U.S. $1,000,000 or 2% of the organization's total annual charitable receipts and less than 10% of Nexen's annual charitable contributions. (Nexen's automatic matching of employee charitable contributions will not be included in Nexen's annual charitable contributions for this purpose.)

3. For relationships outside of the specific limits set out in section 2 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set out in sections 1 and 2 above. For example, if a director is a trustee of a charitable organization that receives more than 2% of its total annual charitable receipts from Nexen, the directors who satisfy the independence guidelines set out in sections 1 and 2 above could determine, after considering all of the relevant circumstances, that such a relationship was not a material relationship and that the director should be considered independent. Nexen would explain in its next proxy statement and information circular the basis for any determination that a relationship was not a material relationship despite the fact that it did not meet the specific guidelines set out in section 2 above.

LOANS TO DIRECTORS

    Nexen will not make or arrange any personal loans or extensions of credit to directors.

COMMITTEE MEMBERS

    All members of the Audit and Conduct Review Committee ("Audit Committee"), the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee shall be independent pursuant to these Categorical Standards. Standards for independence are different for members of an audit committee. Accordingly, members of Nexen's Audit Committee will be required to meet the additional criteria set out below to be considered independent for the purposes of membership on the Audit Committee.

    A majority of the members of the Reserves Review Committee of the board shall be independent pursuant to these Categorical Standards.

AUDIT COMMITTEE MEMBERS

    In addition to satisfying the specific requirements set out above, directors who are members of Nexen's Audit Committee will not be considered independent for purposes of membership on the Audit Committee if, from December 9, 2003 onward:

    - the Audit Committee member is an Affiliate(2) of Nexen or any subsidiary of Nexen, apart from his or her capacity as a member of the board or of any other committee of the board;

    - the Audit Committee member or an Immediate Family member of the Audit Committee member accepts any consulting, advisory or other compensatory fee from Nexen or any subsidiary of Nexen, apart from in his or her capacity as a member of the board or of any other committee of the board, and other fixed amounts of compensation under a retirement plan (including deferred compensation) for prior services (provided such compensation is not contingent in any way on continued service); or

    - the Audit Committee member is a partner, member, managing director occupying a comparable position, or Officer (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing the services) of a consulting, legal, accounting, investment banking or financial services firm which provides services to Nexen or any subsidiary of Nexen for fees, regardless of whether the Audit Committee member personally provided the services for which the fees are paid.


------------------------

(2) While a facts-based analysis is required to determine whether an Audit Committee member is an Affiliate, a person who is a director, but not an Officer or employee, of a shareholder owning 10% or more of any class of voting securities of Nexen is independent for Audit Committee purposes.

                                  SCHEDULE "D"

                             INDEX TO SCHEDULE "D"

Board Mandate...............................................       D-2
Chair Mandate / Position Description........................       D-4
Chief Executive Officer Mandate / Position Description......       D-5
Audit and Conduct Review Committee Mandate..................       D-6
Compensation and Human Resources Committee Mandate..........      D-10
Corporate Governance and Nominating Committee Mandate.......      D-11
Finance Committee Mandate...................................      D-12
Reserves Review Committee Mandate...........................      D-14
Safety, Environment and Social Responsibility Committee
  Mandate...................................................      D-16

                                 BOARD MANDATE

    The Board of Directors (the "Board") of Nexen Inc. (the "Corporation") shall have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Board shall be comprised of not fewer than the minimum number nor more than the maximum number of directors set out in the Articles of the Corporation. The Board may, from time to time, determine the number of directors within the required minimum and maximum allowed.

    The Board shall at all times be comprised of at least the minimum number of independent directors as required by, and defined in, the categorical standards for director independence adopted by the Board (the "Categorical Standards").

    All members of the Board shall have such skills and abilities appropriate to their appointment as directors as shall be determined by the Board. It is recognized that the right mix of experiences and competencies will ensure that the Board will carry out its duties and responsibilities in the most effective manner.

    Except as otherwise provided in the By-Laws of the Corporation, members of the Board shall be elected annually at the annual meeting of shareholders and shall serve until their successors are duly elected.

    The Chair of the Board shall be appointed annually by the Board to oversee the Board carrying out its responsibilities effectively. The Chair shall at all times be an "independent board leader" (an outside, unrelated director with no affiliation with a significant shareholder or a minority shareholder who has DE FACTO control).

RESPONSIBILITY

    As provided in the CANADA BUSINESS CORPORATIONS ACT (the "Act") and the By-Laws of the Corporation, the Board shall manage, or supervise the management of, the business and affairs of the Corporation. The Board has the responsibility to act in the best interests of the Corporation and the shareholders.

MEETINGS

    The Board shall meet at least five times annually and as many additional times as the Board deems necessary to carry out its duties effectively. Each director shall review all Board meeting materials in advance of each meeting and shall strive for perfect attendance at all Board and Board Committee meetings.

SPECIFIC DUTIES

    To carry out its management of the business and affairs of the Corporation, the Board shall have specific responsibility for:

 1. Selecting, appointing, evaluating and, if necessary, terminating the Chief Executive Officer. Approving or developing the corporate objectives that the Chief Executive Officer is responsible for meeting and assessing the Chief Executive Officer against these objectives.

 2. Determining whether individual directors meet the requirements for independence set out in the Categorical Standards and make such disclosures as are required with respect to that determination.

 3. Contributing to the development of strategic direction. Adopting a strategic planning process, approving strategic plans and monitoring the Corporation's performance.

 4. Ensuring policies and processes are in place for the identification of principal business risks and opportunities for the Corporation and to address what risks are acceptable to the Corporation; and, ensuring that appropriate systems are in place to manage risk.

 5. Succession planning, including appointing, training and monitoring the performance of senior management.

 6. With the advice of the Compensation and Human Resources Committee, approving the compensation of the senior management team and approving an appropriate compensation program for the Corporation's personnel.

 7. Ensuring policies and processes to ensure the integrity of the Corporation's internal control, financial reporting and management information systems are in place.

 8. Ensuring an appropriate, formal orientation program for new directors and ongoing education sessions on the various business units and strategies of the Corporation are provided.

 9. Overseeing the process whereby the Corporate Governance and Nominating Committee is charged with assessing the contribution of the Board, Committees and all individual directors annually. Appointing a Corporate Governance and Nominating Committee consisting of a majority of independent directors with the responsibility for proposing new nominees to the Board. Charging the Corporate Governance and Nominating Committee with responsibility for developing the Corporation's approach to governance.

 10. Approving an External Communications Policy for the Corporation which addresses disclosure matters and ensuring that the policy is reviewed annually.

 11. Appointing Board Committees, however designated, and delegating to any such Board Committees any of the powers of the Board except those which pertain to items which, under the Act, a Board Committee has no authority to exercise.

 12. Assuring sound policies are in place respecting auditing and accounting principles and practices.

 13. Approving financial commitments in excess of delegated approval authorities.

 14. Ensuring appropriate policies and processes are in place to ensure the Corporation's compliance with applicable laws and regulations, including timely disclosure of relevant corporate information and regulatory reporting.

 15. Monitoring compliance with the Corporation's Ethics Policy and granting and disclosing, or declining, any waivers of the Ethics Policy for officers.

 16. Subject to approval of the Corporate Governance and Nominating Committee, individual directors are permitted to engage external advisors at the Corporation's expense in appropriate circumstances.

Approved: February 13, 2003

                      CHAIR MANDATE / POSITION DESCRIPTION

    The Chair of the Board of Directors (the "Chair") of Nexen Inc. (the "Corporation") shall have the oversight responsibility, authority and specific duties as described below.

APPOINTMENT

    The Chair shall have such skills and abilities appropriate to the appointment as Chair as shall be determined by the Board in accordance with best practices in corporate governance.

    The Chair shall be a duly elected or appointed member of the Board and shall be specifically appointed as Chair by the Board following the annual meeting of shareholders. The Chair shall at all times be independent pursuant to the categorical standards for director independence adopted by the Board.

RESPONSIBILITIES

    In addition to the Chair's responsibilities as a director of the Corporation, as provided in the CANADA BUSINESS CORPORATIONS ACT (the "Act") and the By-Laws of the Corporation, the Chair shall have the specific duties set out below and shall have such other powers and duties as the Board may specify. The Chair has a responsibility to act in the best interests of the Corporation and the shareholders, in accordance with applicable legislation and best practices in board governance.

    The Chair shall set the "tone" for the Board and its members so as to foster ethical and responsible decision making, appropriate oversight of management and best practices in corporate governance.

SPECIFIC DUTIES

    The Chair shall have specific responsibility for:

 1. Determining, in consultation with the Board, the times and places of meetings of the Board and the shareholders.

 2. Ensuring that the Board meets at least five times annually and as many additional times as necessary to carry out its duties effectively. Ensuring that the shareholders meet at least one time annually and as many additional times as may be required by law.

 3. Ensuring that all business required to come before a meeting of shareholders is brought before a meeting of shareholders.

 4. Ensuring that all business required to come before a Board meeting is brought before the Board such that the Board is able to carry out all of its duties to manage, or supervise the management of, the business and affairs of the Corporation.

 5. Ensuring that all business set out in the agendas of Board and shareholder meetings is discussed and brought to resolution, as required.

 6. Except as otherwise authorized by the By-Laws, presiding at all meetings of the Board and shareholders.

 7. Ensuring that mandates and/or position descriptions are in place and updated regularly for the Board, Board Committees, the Chair and the Chief Executive Officer.

 8. Ensuring that the Board has the opportunity to meet separately, without management present, at regular intervals.

 9. Providing the Board, its members and Board Committees with leadership to assist with effectively carrying out its duties and responsibilities.

 10. Providing advice, counsel and mentorship to the Chief Executive Officer and fellow members of the Board.

Approved: February 13, 2003

             CHIEF EXECUTIVE OFFICER MANDATE / POSITION DESCRIPTION

    The Chief Executive Officer (the "CEO") of Nexen Inc. (the "Corporation") shall have the oversight responsibility, authority and specific duties as described below.

APPOINTMENT

    The CEO shall have such skills and abilities appropriate to the appointment as CEO as shall be determined by the Corporate Governance and Nominating Committee and the Board.

    The CEO shall be a duly elected or appointed member of the Board and shall be specifically appointed as CEO by the Board following the annual meeting of shareholders. The CEO is not independent pursuant to the categorical standards for director independence adopted by the Board. Accordingly, the CEO shall not be a member of any Board Committees, but is expected to attend all Board Committee meetings.

RESPONSIBILITIES

    In addition to the CEO's responsibilities as a director of the Corporation, as provided in the CANADA BUSINESS CORPORATIONS ACT (the "Act") and the By-Laws of the Corporation, the CEO shall have the specific duties set out below and shall have such other powers and duties as the Board may specify. The CEO has a responsibility to act in the best interests of the Corporation and the shareholders, in accordance with applicable legislation and best practices in board governance.

    In addition to these responsibilities, the CEO shall also present Annual Accountabilities to the Board for approval, which shall consist of personal and corporate goals and objectives aligned with the Corporation's Mission, Vision, Principles, Values, Strategic Plan and Annual Operating Plan.

SPECIFIC DUTIES

    The CEO shall have specific responsibility for:

 1. Providing leadership and vision for the Corporation to grow value responsibly in a profitable and sustainable manner.

 2. Developing a strong organization with the right people in the right positions.

 3. Providing general supervision and management of the day-to-day affairs of the Corporation.

 4. Developing a Strategic Plan for review and approval by the Board.

 5. Effectively implementing the Strategic Plan.

 6. Developing an Annual Operating Plan and Budget for review and approval by the Board.

 7. Effectively implementing the Annual Operating Plan and Budget.

 8. Developing a succession plan for review with the Board. Recommend appointments to senior management, monitor performance of senior management and provide feedback and training as appropriate.

 9. Communicating, in a timely fashion, with the Board on material matters affecting the Corporation.

 10. Managing relationships with the Corporation's stakeholders.

 11. Approving commitments within the limits of delegated approval authorities.

 12. Ensuring appropriate policies and procedures of the Corporation are developed, maintained and disclosed.

 13. Providing appropriate certifications regarding the Corporation and its activities, as may be required from time to time.

 14. Any such other duties as the Board may delegate from time to time.

Approved: July 17, 2003

                   AUDIT AND CONDUCT REVIEW COMMITTEE MANDATE

    The Audit and Conduct Review Committee (the "Committee") of the Board of Directors (the "Board") of the Nexen Inc. ("Corporation") shall have the oversight responsibility, authority and specific duties as described below.

I.  COMPOSITION, INDEPENDENCE AND COMPENSATION

    The Committee shall be comprised of three or more directors as determined by the Board. The members shall be independent pursuant to the categorical standards for director independence adopted by the Board. In addition, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other Board committee, receive from the Corporation, directly or indirectly, any consulting, advisory or other compensatory fee. In recognition of the greater responsibilities and obligations expected of members of the Committee, a member of the Committee may receive additional directors' fees from the Corporation for serving on the Committee. Such additional fees may be greater than those fees paid to other directors, but should be commensurate with the time and effort expected to be expended by such Committee member in the performance of his or her duties.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise and, where possible, at least one member of the Committee shall qualify as an "audit committee financial expert" within the meaning of applicable securities legislation.

    Members of the Committee may not serve on the audit committees of more than two additional public companies without the approval of the Board.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

II. RESPONSIBILITY

    The Committee's primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the annual and quarterly financial statements to be provided to shareholders and regulatory bodies; (ii) the Corporation's compliance with accounting and finance based legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; (iv) the system of internal accounting and financial reporting controls that management has established; and,
(v) performance of the internal and external audit process and the independent auditor. The Committee shall also prepare such reports as are required to be prepared by it by applicable securities law. In addition, the Committee provides an avenue for communication between each of internal audit, the independent auditors, financial and senior management and the Board. The Committee shall have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Committee, as representatives of the shareholders. The Committee shall make regular reports to the Board concerning its activities. The Committee, in its capacity as a committee of the Board, subject to shareholder approval requirements, is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

    The Committee shall make regular reports to the Board concerning its activities.

III. MEETINGS

    The Committee shall meet at least four times annually and as many additional times as the Committee deems necessary to carry out its duties effectively. The Committee shall meet in separate sessions with management, the senior internal audit executive of the Corporation and the independent auditors at each regularly scheduled meeting.

IV. SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

A. AUDIT SPECIFIC DUTIES

 (i) AUDITOR QUALIFICATIONS AND SELECTION

     1. Subject to applicable law requiring shareholder approval of auditors, be solely responsible for selecting, retaining, compensating, overseeing and, where necessary, terminating the independent auditors, who shall be a "Registered Public Accounting Firm" within the meaning of applicable securities legislation in effect from time to time. The independent auditor shall be required to report directly to the Committee.

        The Committee shall be entitled to adequate funding from the Corporation for the purpose of compensating the independent auditor for completing an audit and audit report or performing other audit, review or attest services for the Corporation.

     2. Evaluate the independent auditor's qualifications, performance and independence. As part of that evaluation, at least annually obtain and review a report by the independent auditor describing: the firm's (auditor's) internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Corporation. Ensure that the independent auditors do not provide non-audit services that would disqualify them as independent under applicable regulations.

     3. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Ensure that the lead audit partner of the independent auditor is replaced periodically, in accordance with regulatory requirements applicable to the Corporation. Recommend to the Board guidelines for the Corporation's hiring of senior employees and former employees of the independent auditor who were engaged on the Corporation's account.

 (ii) AUDIT PROCESS

     4. Pre-approve all auditing services (which may entail comfort letters in connection with securities underwritings). Subject to applicable securities laws, pre-approve the retention of the independent auditor for any significant non-audit services permitted under applicable securities law and the fee for such services. All pre-approvals of such non-audit services shall be disclosed as required by applicable securities law. The Committee may delegate to one or more of its members the authority to grant pre-approvals required hereunder provided that any pre-approvals so granted are presented in writing to the Committee at the next regularly scheduled meeting.

     5. Meet with the independent auditor prior to the audit to review the scope and general extent of the independent auditor's annual audit including the planning and staffing of the audit. This review should include an explanation from the independent auditors of the factors considered by the auditors in determining their audit scope, including the major risk factors.

     6. Require the independent auditor to provide a timely report setting forth
        (i) all critical accounting policies, significant accounting judgments and practices to be used; (ii) all alternative treatments of financial information within Generally Accepted Accounting Principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and, (iii) other material written communications between the independent auditor and management.

     7. Take all reasonable steps to ensure that officers, directors or persons acting under their direction are aware that they are prohibited from coercing, manipulating, misleading or fraudulently influencing the independent auditors when such person knew or should have known that the action could result in rendering the financial statements materially misleading.

     8. Upon completion of the annual audit, review the following with management and the independent auditors:

       o The annual financial statements including related footnotes and the MD&A to be included in the Corporation's annual report to shareholders on Form 10-K.

       o The significant accounting judgements and reporting principles, practices and procedures applied by the Corporation in preparing its financial statements including any newly adopted accounting policies and the reasons for their adoption.

       o Any transactions accounted for by the Corporation where management has obtained opinion letters providing that hypothetical transactions accounted for in a similar manner are accounted for in accordance with GAAP (letters issued in accordance with Statement of Auditing Standards 50 -- "Reports on the Application of Accounting Principles").

       o The results of the audit of the financial statements and the related audit report thereon. The independent auditors should confirm to the Committee that no limitations were placed on the scope or nature of their audit procedures.

       o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit, including any problems or disagreements with management which, if not satisfactorily resolved, would have caused the independent auditors to issue a non-standard report on the Corporation's financial statements.

       o The co-operation received by the independent auditors during their audit, including access to all requested records, data and information.

       o Any other matters not described above that are required to be communicated by the independent auditors to the Committee pursuant to Statement of Auditing Standards 61 -- "Communication With Audit Committee", as amended by Statement of Auditing Standards 90 -- "Audit Committee Communications".

     9. Generally, as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Corporation's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements. Discuss major financial risk exposures and steps management has taken to monitor and control such exposures.

B.  ONGOING DUTIES

    10. Discuss guidelines and policies with respect to risk assessments and risk management.

    11. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

    12. Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor, and the performance of the internal audit function.

    13. Review the general types and presentation format of information that it is appropriate for the Corporation to disclose in earnings press releases or other earnings guidance provided to analysts and rating agencies. Review with management and the Corporation's independent auditors all quarterly financial statements prior to the filing of such reports with the applicable securities regulators and prior to any public announcement of financial results for the periods covered, including the results of the independent auditor's reviews of the quarterly financial statements, significant adjustments, new accounting policies, and any disagreements between the independent auditors and management. The Chair of the Committee may represent the entire Committee for purposes of this review.

    14. Receive reports, from time to time, as required, from the Chair or other representative of each of the Finance Committee and the Reserves Review Committee and discuss with them issues of relevance to both the Committee and each of the Finance Committee and the Reserves Review Committee.

    15. Participate in an annual performance evaluation by the Corporate Governance and Nominating Committee, the results of which will be reviewed by the Board.

    16. The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Committee shall be entitled to adequate funding from the Corporation for such counsel and other advisors, as determined by the Committee, and for ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

    17. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

C.  INTERNAL CONTROL SUPERVISION DUTIES

    18. Review with management the Corporation's internal controls over financial reporting, in accordance with regulatory requirements.

    19. Review with the Corporation's management, internal audit and the independent auditors the Corporation's internal accounting and financial reporting controls, any significant deficiencies in them and any proposed major changes to them.

    20. Review the performance of internal audit, the scope of internal audit's work plan for the year and receive a summary report of major findings by internal audit and management's action plan.

    21. Review with management, the Chief Financial Officer, internal audit and the independent auditors the methods used to establish and monitor the Corporation's policies with respect to unethical or illegal activities by Corporation employees that may have a material impact on the financial statements.

    22. Oversee conduct review by obtaining an annual report summarizing the statements of compliance completed by employees pursuant to the Integrity Program, the Conflict of Interest Policy and Improper Payments Policy and making such resulting inquiries as the Committee deems necessary.

    23. Meet with management, internal audit and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material" or "serious". Typically, such recommendations shall be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the recommendations.

    24. Receive a report, at least annually, from the Reserves Review Committee on the Corporation's petroleum and natural gas reserves and on the findings of any independent qualified consultants.

    25. Review any appointment or dismissal of the senior internal audit executive.

    26. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

    27. Review with management and the independent auditor any off-balance sheet financing mechanisms, transactions or obligations of the Corporation.

    28. Review with management and the independent auditor any related party transactions.

    29. Establish, implement and, as necessary, revise the procedures set forth in the Corporation's Ethics Policy for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting and financial reporting controls, or auditing matters; (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and, (iii) addressing a reporting attorney's report of a material breach of securities law, material breach of fiduciary duty or similar material violation.

    30. Review with the independent auditors the quality of the Corporation's accounting personnel. Review with management the responsiveness of the independent auditors to the Corporation's needs.

D. REGULATORY COMPLIANCE DUTIES

    31. Prepare a letter for the annual report to shareholders and the Annual Report on Form 10-K, disclosing whether or not, with respect to the prior fiscal year (i) management has reviewed the audited financial statements with the Committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the Corporation's financial statements; (ii) the independent auditors have discussed with the Committee the independent auditors' judgments of the quality of those principles as applied and judgments referenced in
        (i) above under the circumstances; (iii) the members of the Committee have discussed among themselves, without management or the independent auditors present, the information disclosed to the Committee described in (i) and (ii) above; and, (iv) the Committee, in reliance on the review and discussions conducted with management and the outside auditors pursuant to (i) and (ii) above, believes that the Corporation's financial statements are fairly presented in conformity with Canadian GAAP in all material respects and that the reconciliation of the Corporation's financial statements to U.S. GAAP complies with the requirements of the SECURITIES EXCHANGE ACT of 1934.

    32. Receive reports, from time to time, as required, from management, the Corporation's senior internal auditing executive or, to the best of their knowledge, the independent auditor that the Corporation's subsidiary / foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's Ethics Policy, including disclosures of insider and affiliated party transactions.

    33. Review with the independent auditor any reports required to be submitted to the Committee under Section 10A of the SECURITIES EXCHANGE ACT of 1934 (regarding the detection of illegal acts, the identification of related party transactions and the evaluation of whether there is substantial doubt about the ability of the Corporation to continue as a going concern).

    34. Prepare such reports as are required to be prepared by the Committee pursuant to applicable securities law.

Approved: February 12, 2004

               COMPENSATION AND HUMAN RESOURCES COMMITTEE MANDATE

    The Compensation and Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of Nexen Inc. (the "Corporation") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board, all of whom shall be independent pursuant to the categorical standards for director independence adopted by the Board.

    The membership of the Committee should represent a diverse background of experience and skills.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

RESPONSIBILITY

    The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) human resources policies;
(ii) executive management compensation; and, (iii) executive management succession and development.

    The Committee will make regular reports to the Board concerning its activities.

MEETINGS

    The Committee shall meet at least four times annually and as many additional times as the Committee deems necessary to carry out its duties effectively.

SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

1. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2.  Review the Corporation's key Human Resources policies.

3. Receive a report, annually, on Chief Executive Officer ("CEO") compensation from an independent consultant; evaluate the performance of the CEO; and, recommend annual CEO compensation based on the evaluation. The independent directors shall then have sole authority to determine annual CEO compensation based on the evaluation. In determining the long-term incentives component of CEO compensation, the Committee shall consider the Corporation's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and to the awards given to the Corporation's past CEOs. To avoid confusion, the Committee is not precluded from approving an award (with or without ratification from the Board) as may be required to comply with applicable tax laws.

4. Review and recommend to the Board annual compensation for executive management, excluding the CEO.

5. Review and recommend to the Board any significant changes to the overall compensation program and the Corporation's objectives related to executive compensation.

6.  Review the Executive Management Succession and Development Plans.

7. Review with the Board matters related to organizational structure at the officer level.

8. Review and approve a report on executive compensation for inclusion in the Corporation's proxy statement and information circular.

9. Make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

10. Annually review the adequacy and form of compensation of the directors.

11. Participate in an annual performance evaluation by the Corporate Governance and Nominating Committee, the results of which will be reviewed by the Board.

12. The Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

13. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law as the Committee or the Board deems necessary or appropriate.

Approved: February 12, 2004

             CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MANDATE

    The Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Nexen Inc. (the "Corporation") shall have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent pursuant to the categorical standards for director independence adopted by the Board.

    All members of the Committee shall have a working familiarity with corporate governance practices.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

RESPONSIBILITY

    The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the development and implementation of principles and systems for the management of corporate governance; and (ii) identifying qualified candidates and recommending nominees for director and board committee appointments, with a view to ensuring the Corporation remains on the "leading edge" in the ongoing institution of best practices in corporate governance.

    The Committee shall make regular reports to the Board concerning its activities.

MEETINGS

    The Committee shall meet at least two times annually and as many additional times as the Committee deems necessary to carry out its duties effectively.

SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

1. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2. Annually review the performance of the corporate governance system and, if appropriate, recommend changes to the Board.

3. Assess and make recommendations as to the size, composition, operation and effectiveness of the Board.

4. Annually evaluate and make recommendations as to the number, composition, mandates, performance and effectiveness of all Board Committees.

5. Establish and implement procedures to review the contribution of individual directors and the effectiveness of Board Committees, the Board itself and management, including ensuring completion and dissemination of the results of the Annual Directors' Questionnaire.

6.  Oversee the evaluation of Management.

7. Ensure systems are in place to verify compliance with all regulatory, corporate governance and disclosure requirements.

8. The Chair of the Board, the Chair of the Corporate Governance and Nominating Committee or the Secretary shall have the authority to authorize, from time to time, individual directors to engage outside advisors at the expense of the Corporation.

9. Identify, assess and make recommendations as to candidates for election to the Board and Board Committees with a view to the independence and expertise required for effective governance and satisfaction of applicable regulatory requirements, including consideration of nominees recommended by shareholders.

10. Ensure management develops and implements an orientation program for new directors.

11. Participate in an annual performance evaluation by the Board.

12. The Committee shall have the sole authority to engage independent counsel and such other advisors as it determines necessary to carry out its duties.

13. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

Approved: February 12, 2004

                           FINANCE COMMITTEE MANDATE

    The Finance Committee (the "Committee") of the Board of Directors (the "Board") of Nexen Inc. (the "Corporation") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board.

    All members of the Committee shall have a working familiarity with basic finance practices including finance strategy, capital markets, financial risk management, income taxation and pension plan governance.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

RESPONSIBILITY

    The Committee's primary function is to assist the Audit and Conduct Review Committee and the Board in fulfilling their oversight responsibilities with respect to (i) financial policies and strategies including capital structure;
(ii) financial risk management practices; and (iii) transactions or circumstances which could materially affect the financial profile of the Corporation.

    The Committee will make regular reports to the Audit and Conduct Review Committee and the Board concerning its activities.

MEETINGS

    The Committee shall meet at least four times annually and as many additional times as the Committee deems necessary to carry out its duties effectively.

SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

1. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2. Review the capital structure including the debt and equity components, the current and expected financial leverage, and interest rate and foreign currency exposures.

3. Review current and expected future compliance with covenants under all financing agreements.

4. Review and approve the financial strategy with due consideration to the current and future business needs and capital markets, and the Corporation's credit rating.

5. Review the proposed issuance of debt and equity instruments including public and private debt, equity and hybrid securities, credit facilities with banks and others, and other credit arrangements such as material capital and operating leases. When applicable, the Committee shall review the related securities filings.

6. Review the proposed repurchase of public and private debt, equity and hybrid securities.

7. Review the dividend policy periodically, and each proposed dividend declaration including consideration of the solvency requirements of the relevant legislation.

8. Review the financial risks arising from the Corporation's exposure to such things as commodity prices, interest rates, foreign currency exchange rates and credit. Review the management of these risks including any proposed hedging of the exposures. The Committee shall receive a summary report of the hedging activities including a summary of the hedge-related instruments.

9. Review the activities of the Corporation's Marketing group and the financial risks arising from such activities. The Committee shall review the adequacy of the overall policies including key internal controls of Marketing's activities, and receive a report on any significant breaches of the policies. The Committee shall receive a summary report of Marketing's actual and projected financial results for the year, its trading positions, and appropriate measures of the risks (e.g., Value at Risk) of the open positions.

10. Review the insurance program including coverage for such things as property damage, control of wells, business interruption, liabilities, and directors and officers.

11. Review any other significant financial exposures including such things as tax audits, government audits of our in-country activities, or any other activities that expose the Corporation to the risk of a material financial loss.

12. Review the quarterly press releases.

13. Review the governance of the various pension plans' assets including such things as considering the adequacy of the pension policy statement and any changes thereto, the ranges pertaining to the asset allocations, and the performance objectives and related benchmarks. The Committee shall receive a report annually summarizing each pension plan's assets and performance against the benchmarks. The Committee shall recommend to the Board the members to be appointed to the Corporation's Pension Committee.

14. Review and approve the instruments which the Corporation is permitted to use for short-term investments of excess cash.

15. Receive a report annually of the activities pertaining to the granting of Powers of Attorney.

16. The Chair or other representative of the Committee shall provide reports, from time to time, as required, to the Audit and Conduct Review Committee and discuss with the Audit and Conduct Review Committee issues of relevance to both committees.

17. Participate in an annual performance evaluation by the Corporate Governance and Nominating Committee, the results of which will be reviewed by the Board.

18. The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

19. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

Approved: February 13, 2003
Confirmed: October 16, 2003

                       RESERVES REVIEW COMMITTEE MANDATE

    The Reserves Review Committee (the "Committee") of the Board of Directors (the "Board") of Nexen Inc. (the "Corporation") shall have the oversight responsibility, authority, and specific duties as described below.

COMPOSITION

    The Committee shall be comprised of three or more directors as determined by the Board, the majority of whom shall be independent pursuant to the categorical standards for director independence adopted by the Board.

    All members of the Committee shall have a working familiarity with the estimation of petroleum and natural gas reserves.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

RESPONSIBILITY

    The Committee's primary function is to assist the Audit and Conduct Review Committee and the Board in fulfilling their oversight responsibilities with respect to the annual review of the Corporation's petroleum and natural gas reserves.

    The Committee shall make regular reports to the Audit and Conduct Review Committee and the Board concerning its activities.

MEETINGS

    The Committee shall meet at least twice annually and as many additional times as the Committee deems necessary to carry out its duties effectively.

SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

1. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2. Periodically review the adequacy of the Reserves Policy including key internal controls, and review and approve any proposed changes thereto.

3. Periodically review the Corporation's procedures relating to the disclosure of information with respect to reserves and related oil and gas activities, including its procedures for complying with regulatory and listing requirements.

4. Periodically review the Corporation's procedures for providing information to the internal qualified reserves evaluator and the independent qualified reserves consultants who report on reserves data.

5. Review and approve each appointment of internal qualified reserves evaluator. In addition, review any proposed changes in an appointment, determine the reasons for such proposal and whether there have been any disputes between the internal qualified reserves evaluator and Management.

6. Review the scope of the annual review of the reserves by independent qualified reserves consultants, if any, having regard to industry practice and regulatory requirements.

7. Review and approve each appointment of an independent qualified reserves consultant. In addition, review any proposed changes in an appointment, determine the reasons for such proposal and whether there have been any disputes between the independent qualified reserves consultant and Management.

8. Meet with the internal qualified reserves evaluator to determine whether any restrictions placed by Management affect his or her ability to report without reservation.

9. Meet with such independent qualified reserves consultants as it determines to be appropriate in order to: i) review and consider their assessments of the Corporation's petroleum and natural gas reserves; ii) determine whether any restrictions affect their ability to report on reserves data without reservation; iii) review their reserves letter to the Committee Chair and,
    iv) review their scope of work, findings and any disputes with Management.

10. Meet with Management to review and recommend approval of the annual disclosures of reserves and related oil and gas activities.

11. Review and recommend approval of the report of the internal qualified reserves evaluator or, if applicable, the independent reserves consultants.

12. Review and recommend approval of the report of Management and Directors regarding reserves and related oil and gas activities.

13. Report, at least annually, to the Audit and Conduct Review Committee on the petroleum and natural gas reserves and the findings of any internal qualified reserves evaluator and/or independent qualified reserves consultants.

14. Participate in an annual performance evaluation by the Corporate Governance and Nominating Committee of the Board.

15. The Committee shall have the authority to engage independent counsel and such other advisors necessary to carry out its duties.

16. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law, as it or the Board deems necessary or appropriate.

Approved: February 12, 2004

        SAFETY, ENVIRONMENT AND SOCIAL RESPONSIBILITY COMMITTEE MANDATE

    The Safety, Environment and Social Responsibility Committee (the "Committee") of the Board of Directors (the "Board") of Nexen Inc. (the "Corporation") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board.

    All members of the Committee shall have a general familiarity with safety, environmental and social responsibility matters.

    Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

RESPONSIBILITY

    The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to due diligence in the development and implementation of systems for the management of safety, environment and social responsibility, with a view to ensuring the Corporation remains on the "leading edge" in the ongoing institution of best practices.

    The Committee will encourage, assist and counsel management in maintaining and improving environment, health and safety performance.

    The Committee will make regular reports to the Board concerning its activities.

MEETINGS

    The Committee shall meet at least five times annually and as many additional times as the Committee deems necessary to carry out its duties effectively.

SPECIFIC DUTIES

    To carry out its oversight responsibilities, the Committee shall:

1. Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2. Monitor compliance with all applicable laws, regulations and the Corporation's policies related to safety, environment and social responsibility.

3. Monitor current, pending or threatened legal actions by or against the Corporation related to safety, environment and social responsibility.

4. Assess the impact of proposed or enacted laws, regulations and international treaties related to safety, environment and social responsibility.

5. Provide a forum for discussion of issues relevant to the Corporation's operations with respect to safety, environment and social responsibility.

6. Review a report of the Corporation's performance related to safety, environment and social responsibility at least five times per year and review all other reports the Committee deems appropriate, including audit reports.

7. Ensure all necessary corrective measures are taken by the Corporation with respect to safety, environment or social responsibility issues that arise.

8. Ensure that there are long range preventative programs in place which will maintain the Corporation's position as a responsible member of Canadian and international industry and limit the potential for future liability. Review reports required to adequately monitor the long range preventative programs.

9. Participate in an annual performance evaluation by the Corporate Governance and Nominating Committee, the results of which will be reviewed by the Board.

10. The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

11. Perform any other activities consistent with this Mandate, the Corporation's By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

Approved: February 13, 2003
Confirmed: October 16, 2003

                                  SCHEDULE "E"

                     SUMMARY OF AMENDMENTS IN BY-LAW NO. 2

CONTINUOUS GOVERNANCE IMPROVEMENTS

1.  INDEPENDENT CHAIR OF DIRECTOR AND SHAREHOLDER MEETINGS

    Previously, Board meetings were required to be chaired by the first present of the chair, the chief executive officer or the president of the Corporation, failing which the directors chose the chair from among attending directors. Similarly, shareholder meetings were required to be chaired by the first present of the chair, the chief executive officer, the president or a vice president who is a shareholder of the Corporation, failing which the shareholders chose the chair from among attending shareholders. The amendments provide that for both Board and shareholder meetings the Chair of the Board shall be the chair of the meeting, failing which the directors or shareholders present, as applicable, shall choose an independent member of the Board to be chair of the meeting. Further, a definition of "independent member of the board" has been added, being a person whose independence is determined by reference to the Corporation's Categorical Standards in force at the time. The current Categorical Standards are attached as Schedule "C".

    THESE AMENDMENTS ARE REFLECTED IN CHANGES TO SECTIONS 4.16, 6.03, 6.04, 6.05 AND 10.10 AND THE ADDITION OF A DEFINITION OF "INDEPENDENT MEMBER OF THE BOARD" IN SECTION 1.01.

2.  ENHANCEMENT OF INTERNAL CONTROLS REGARDING EXECUTION OF DOCUMENTS

    To ensure our internal corporate control processes with respect to signing documents were clear, the amendments provide that where the directors have appointed specific person(s) to sign specific contracts, documents and instruments in writing on behalf of the Corporation, those contracts, documents and instruments shall be signed by the appointed person(s) in order to be binding without further authorization of the Board.

    THIS AMENDMENT IS REFLECTED IN CHANGES TO SECTION 2.04.

3.  REMOVAL OF REFERENCE TO FIDELITY BONDS

    Previously the Board could require the treasurer or any other officer, employee and agent of the Corporation to furnish the Corporation with a fidelity bond for the faithful discharge of the person's powers and duties. As these bonds have not been used by the Corporation and are not a standard corporate practice in Canada, references to these requirements were deleted.

    THESE AMENDMENTS ARE REFLECTED IN CHANGES TO SECTIONS 6.07 AND 6.14.

4.  PLAIN ENGLISH

    To make By-Law No. 2 easier to read and to remove unneeded, repeated or confusing language, it was entirely rewritten in plain English and without reference to gender-specific terms.

HOUSEKEEPING AMENDMENTS

5. Section 2.02 "Corporate Seal" was amended to clarify that it is the Board that may adopt or change a seal for the Corporation.

6. Section 2.07 "Information Available to Shareholders" was amended to clarify that, in addition to the Board, counsel to the Corporation may determine whether information of the Corporation is privileged and therefore unavailable to shareholders. As well, certain information of the Corporation was previously unavailable to shareholders if it would be "inexpedient in the interest of the shareholders or the Corporation to communicate to the public". This language was clarified to provide that certain information will be unavailable to shareholders if "not in the best interests of the shareholders or the Corporation to communicate to the public".

7. Section 4.06 "Vacancies" was amended to delete requirements that already apply to the Corporation under the CANADA BUSINESS CORPORATIONS ACT (CBCA).

8. Section 6.01 "Appointment" was amended to clarify that the chief executive officer may also hold the office of president and to delete the requirement that the president shall also be a director of the Corporation.

9. Section 6.05 "Vice President" was amended to clarify that, in addition to the Board and the president, the chief executive officer may also specify the powers and duties of a vice president.

10. Section 6.06 "Secretary" was amended to clarify that the secretary is also the secretary of any committees of the Board.

11. Section 6.07 "Treasurer" was amended to clarify that the treasurer shall have additional powers and duties as the Board, the chief executive officer or the president specifies.

12. Sections 9.04 "Record Date for Dividends and Rights" and 10.05 "Notice of Meetings" were amended to clarify the calculation of timing requirements for setting record dates and giving notices of shareholder meetings, in each case maintaining timing requirements within those set out in the CBCA.

13. Section 10.18 "Show of Hands" was amended to clarify that persons present at a shareholder meeting by means of telephonic, electronic or other communication facility made available by the Corporation are entitled to vote, to demand a ballot and, where a ballot is taken, to vote on the ballot. These changes are consistent with Section 10.03 which allows participation in meetings by electronic means.

                                  SCHEDULE "F"

                  SUMMARY OF AMENDMENTS IN TANDEM OPTION PLAN

EXCLUSION OF DIRECTORS

    In 2003 we adopted a policy that non-executive directors of Nexen will not be granted options, but alternate methods of performance-based compensation will be employed instead. Consistent with this policy, Nexen has not granted any options to non-executive directors in 2003 or 2004. The proposed Plan amendments reflect this policy and remove directors as persons eligible to receive option grants under the Plan. Options previously granted to non-executive directors are not affected by the proposed amendment and will remain outstanding until their expiry, exercise or surrender.

PROHIBITION ON FINANCIAL ASSISTANCE

    Nexen was permitted to grant loans, provide guarantees for loans by financial institutions or provide other assistance or support to assist an optionholder to purchase common shares on the exercise of options. The proposed amendments delete the financial assistance provisions of the Plan and prohibit financial assistance.

OPTION REPRICING

    The proposed amendments clarify that the exercise price of existing options cannot be reduced except for automatic adjustments arising from changes in Nexen's share capital (share consolidations, share splits, etc.) or in accordance with the rules of the TSX and subject to any shareholder approval requirements imposed by the TSX.

REDUCTION OF EXTENDED EXERCISE PERIODS

    Nexen was permitted, in limited circumstances, to extend the exercise period of options to a maximum of 10 years from the date of grant. The proposed amendments reduce the maximum exercise and surrender extension periods to five years from the date of grant.

                                  SCHEDULE "G"

      SHAREHOLDER PROPOSAL -- PERFORMANCE AND TIME-BASED RESTRICTED SHARES

    This shareholder proposal was submitted to Nexen by the Carpenters' Local 27 Benefit Trust Funds, 230 Norseman Street, Etobicoke, Ontario, M8Z 6A2, beneficial owner of 35,500 shares.

    The following sets out the text provided by the shareholder listed above is NOT a submission of Nexen's Management. References to "our" in this text are not indications that this statement was made by Nexen's Management.

    "Resolved, that the shareholders of Nexen, Inc. ("Company") hereby request that the Board of Directors' Compensation Committee, in developing future senior executive equity compensation plans, utilize performance and time-based restricted share programs in lieu of stock options. Restricted shares issued by the Company should include the following features:

1. Operational Performance Measures -- The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

2. Time-Based Vesting -- A time-based vesting requirement of at least three years should also be a feature of the restricted shares program. That is, in addition to the operational performance criteria, no restricted shares should vest in less than three years from the date of grant.

3. Dividend Limitation -- No dividend or proxy voting rights should be granted or exercised prior to the vesting of the restricted shares.

4. Share Retention -- In order to link shareholder and management interests, a retention feature should also be included; that is, all shares granted pursuant to the restricted share program should be retained by the senior executives for the duration of their tenure with the Company.

    The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

    SUPPORTING STATEMENT: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value creation goals. The Company's executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks.

    We believe that performance and time-based restricted shares are a preferred mechanism for providing senior executives long-term equity compensation. We believe that stock option plans, as generally constituted, all too often provide extraordinary pay for ordinary performance. In our opinion, performance and time-based restricted shares provide a better means to tie the levels of equity compensation to meaningful financial performance beyond stock price performance and to condition equity compensation on performance above that of peer companies.

    Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate performance measures and benchmarks. It is requested that detailed disclosure of the criteria be made so that shareholders may assess whether, in their opinion, the equity compensation system provides challenging targets for senior executives to meet. In addition, the restricted share program prohibits the receipt of dividends and the exercise of voting rights until shares vest.

    We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity commensurate with their long-term contributions. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this reform."

                                  SCHEDULE "H"

      SHAREHOLDER PROPOSAL -- CLIMATE CHANGE RISKS AND LIABILITIES REPORT

    This shareholder proposal was submitted to Nexen by Real Assets Investment Management Inc., #801-1166 Albernie Street, Vancouver, British Columbia,
V6E 3Z3 beneficial owner of 12,900 shares.

    The following sets out the text provided by the shareholder listed above is NOT a submission of Nexen's Management. References to "our" in this text are not indications that this statement was made by Nexen's Management.

    "RESOLVED: That Nexen Inc. issue a report (at reasonable cost and omitting proprietary information) by October 2004 to shareholders, verified by independent third party auditors, on the adequacy and effectiveness of strategies and initiatives undertaken by the company to address risks and liabilities arising from climate change.

SUPPORTING STATEMENT

    Climate change has significant potential economic consequences. Fossil fuels, including petroleum products, contribute to increased greenhouse gas emissions, the source of climate change. Companies who produce fossil fuels, or depend on their sale as a major source of revenue, are incurring financial risks and potential liabilities.

    Innovest Strategic Value Advisors state that large emitters may face multi-billion dollar lawsuits as contributors to climate change. "Lawyers believe that scientific opinion will assist jurors in any future cases. The UN's Intergovernmental Panel on Climate Change (IPCC) is reportedly 90-99% confident that there will be higher maximum temperatures and more hot days over nearly all land areas, and is 67-95% confident that in some areas this will result in increased incidence of death and serious illness in older age groups and the urban poor, in increased risk of damage to a number of crops, in increased heat stress in livestock and wildlife, in reduced energy supply reliability and in a shift in tourist destinations." (INNOVEST 2003)

    MunichRe, an international re-insurance company, projects that direct climate-related losses could reach US$300 billion annually by 2050. SwissRe, another re-insurer, sees inaction on climate change as a possible liability issue and is considering the potential coverage implications for companies, directors and officers who do not address this risk. SwissRe states the most effective way to address risks posed by the climate change is to reduce the degree of human intervention in the natural climate system.

    Since 1997 Canadian companies have reported emission reduction activities to the Voluntary Challenge and Registry (VCR), an industry/government initiative. Nexen's 2003 VCR submission states: "Looking ahead Nexen is planning significant increases in production from synthetic crude operations. We anticipate this will significantly increase our GHG emissions in the future due to the energy-intensive nature of these operations." THE 2003 VCR REPORT INDICATES NEXEN'S ANNUAL GREENHOUSE GAS EMISSIONS WILL RISE FROM SLIGHTLY OVER 2 MILLION TONNES IN 2002, TO OVER 10 MILLION TONNES IN 2012. The report also states: "A third-party audit of our GHG-management efforts is planned for 2004 as an additional quality assurance measure, once rules for early action credits for reducing GHG emissions have been established." Nexen's Safety, Environment and Social Responsibility Report lists key corporate objectives including: To manage risks and opportunities associated with climate change; and to put in place an independent third party verification process.

    To assure that actions taken by Nexen to address climate change are sufficient to mitigate financial risks and potential liabilities we urge shareholders to vote FOR this proposal."

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

                                                               [GRAPHIC OMITTED]
                                                                  [LOGO - NEXEN]

                                   NEXEN INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT FOR USE AT THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2004

         I appoint RICHARD M. THOMSON, O.C., or failing him, FRANCIS M. SAVILLE, Q.C., or failing him CHARLES W. FISCHER, or instead of them
________________________________________________ as my proxyholder, with power of substitution, to attend the Annual General and Special Meeting of Shareholders of Nexen Inc. to be held on May 4, 2004, and any and all adjournments of the meeting (Meeting), and to vote the shares represented by this Proxy, by ballot or show of hands on my behalf, as follows:


1.       Election of Directors  [_] FOR ALL NOMINEES LISTED BELOW                  [_] WITHHOLD AUTHORITY TO VOTE FOR ALL
                                    (EXCEPT AS MARKED TO THE CONTRARY BELOW)           NOMINEES LISTED BELOW
         To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         Charles W. Fischer, Dennis G. Flanagan, David A. Hentschel, S. Barry Jackson, Kevin J. Jenkins, Thomas C. O'Neill,
         Eric P. Newell, O.C., Francis M. Saville, Q.C., Richard M. Thomson, O.C., John M. Willson and Victor J. Zaleschuk.

                                                                                   WITHHOLD
                                                                                   AUTHORITY
2.       To appoint Deloitte & Touche LLP as independent                  FOR       TO VOTE
         auditors for 2004 ............................................   [_]         [_]

3.       To confirm, without amendment, the enactment of                  FOR       AGAINST
         By-Law No. 2 and the repeal of By-Law No. 1 ..................   [_]         [_]

4.       To approve the reservation of 2,750,000 additional common
         shares for issue under the Stock Option Plan .................   [_]         [_]

5.       To approve amendments to the Stock Option Plan, including
         conversion to a Tandem Option Plan ...........................   [_]         [_]

6.       To consider the Shareholder Proposal on performance and
         time-based restricted shares .................................   [_]         [_]

7.       To consider the Shareholder Proposal on a climate change
         risks and liabilities report .................................   [_]         [_]

8. To consider and act on any other business that may properly come before the Meeting.


THE SHARES WILL BE VOTED IN ACCORDING TO THE CHOICES MARKED ABOVE. IF NO CHOICE IS MARKED FOR AN ITEM, THE SHARES WILL BE VOTED FOR: THE ELECTION OF DIRECTORS, APPOINTMENT OF AUDITORS, ENACTMENT OF BY-LAW NO. 2 AND THE REPEAL OF BY-LAW NO. 1, RESERVATION OF 2,750,000 ADDITIONAL COMMON SHARES FOR ISSUE UNDER THE STOCK OPTION PLAN AND AMENDMENTS TO THE STOCK OPTION PLAN, INCLUDING CONVERSION TO A TANDEM OPTION PLAN; AND, VOTED AGAINST: THE SHAREHOLDER PROPOSAL ON PERFORMANCE AND TIME-BASED RESTRICTED SHARES AND THE SHAREHOLDER PROPOSAL ON A CLIMATE CHANGE RISKS AND LIABILITIES REPORT.

                                   (PLEASE DATE AND SIGN BELOW)

                       My proxyholders have discretionary authority on
                   amendments to matters set out above and other matters which may properly come before the Meeting and I ratify all actions my proxyholders take under this Proxy.

                       I have received the Notice of the Meeting and Proxy
                   Statement and Information Circular (Circular) dated March 10, 2004.

                   Dated this ____ day of __________________ , 2004

                                           _____________________________________
                                                     Shareholder's Signature

                    SHAREHOLDER'S SIGNATURE SHOULD BE EXACTLY AS THE NAME APPEARS AT THE LEFT. CORPORATIONS SHOULD AFFIX THEIR SEALS. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE.

                        YOU MAY APPOINT SOMEONE (WHO DOES NOT NEED TO BE A
                    SHAREHOLDER) OTHER THAN THE PERSONS DESIGNATED ABOVE TO ATTEND AND ACT ON YOUR BEHALF AT THE MEETING BY FILLING IN THE NAME OF THAT PERSON IN THE SPACE PROVIDED. Please date, sign and return the Proxy promptly. If the Proxy is returned undated, it is deemed to bear the date on which it was mailed to you. You may revoke this Proxy by instrument in writing at any time before it is exercised as described in the Circular or in any other manner permitted by law.

                        TO BE VALID, A PROXY MUST BE RECEIVED BY CIBC MELLON
                    TRUST COMPANY NO LATER THAN 11:00 A.M. (CALGARY TIME) ON APRIL 30, 2004 OR, IF THE MEETING IS ADJOURNED, AT LEAST
                    48 HOURS (EXCLUDING WEEKENDS AND HOLIDAYS) BEFORE THE TIME SET FOR THE MEETING TO RESUME. THE CHAIR OF THE MEETING HAS THE DISCRETION TO ACCEPT LATE PROXIES.

                        PROXIES SHOULD BE SENT TO CIBC MELLON TRUST COMPANY AT
                    SUITE 600, 333-7TH AVENUE S.W., CALGARY, AB T2P 2Z1 OR AT PROXY DEPT., 200 QUEENS QUAY EAST, UNIT 6, TORONTO, ON
                    M5A 4K9.

                                                                Place
                                                              Sufficient
                                                               Postage
                                                                 Here


         Nexen Inc.
         c/o CIBC MELLON TRUST COMPANY
         PO Box 7010
         Adelaide Street Postal Station
         Toronto, Ontario  M5C 2W9
         Canada

                                                               [GRAPHIC OMITTED]
                                                                  [LOGO - NEXEN]


         As a registered shareholder of Nexen Inc. you will automatically receive our Annual Financial Statements (and related Management Discussion and Analysis). If you wish to also receive our Interim Financial Statements (and related Management Discussion and Analysis), please complete the information requested below, sign the card (to certify that you are the registered holder of common shares of Nexen Inc.) and return it to CIBC Mellon Trust Company.



________________________________________________________________________________
Name of Shareholder (please print)


________________________________________________________________________________
Mailing Address


________________________________________________________________________________
City                                    Province/State


________________________________________________________________________________
Country                                 Postal/Zip Code


________________________________________________________________________________
Signature

                                                                Place
                                                              Sufficient
                                                               Postage
                                                                 Here


         Nexen Inc.
         c/o CIBC MELLON TRUST COMPANY
         PO Box 7010
         Adelaide Street Postal Station
         Toronto, Ontario  M5C 2W9
         Canada

                                                               [GRAPHIC OMITTED]
                                                                  [LOGO - NEXEN]


         As a beneficial shareholder of Nexen Inc. you are entitled to receive our Interim Financial Statements (and related Management Discussion and Analysis), Annual Financial Statements (and related Management Discussion and Analysis) or both. In order to add your name to the list of shareholders to whom we mail our Financial Statements, please complete the information requested below, sign the card (to certify that you are the beneficial owner of common shares of Nexen Inc.) and return it to CIBC Mellon Trust Company.

         Please add my name to the mailing list for Nexen Inc. and send me Nexen Financial Statements (and related Management Discussion and Analysis) as indicated below:


         INTERIM FINANCIAL STATEMENTS ONLY                      [_]
         ANNUAL FINANCIAL STATEMENTS ONLY                       [_]
         BOTH INTERIM AND ANNUAL FINANCIAL STATEMENTS           [_]



________________________________________________________________________________
Name of Shareholder (please print)


________________________________________________________________________________
Mailing Address


________________________________________________________________________________
City                                    Province/State


________________________________________________________________________________
Country                                 Postal/Zip Code


________________________________________________________________________________
Signature